Exhibit 10.31

                   BOARD OF EDUCATION OF THE CITY OF NEW YORK

                  EXTENSION AND ELEVENTH AMENDMENT OF CONTRACT
               FOR SPECIAL EDUCATION PUPIL TRANSPORTATION SERVICES

Extension and Eleventh Amendment Agreement made and entered into on the date expressed at the end hereof by and between the BOARD OF EDUCATION OF THE CITY SCHOOL DISTRICT OF THE CITY OF NEW YORK (hereinafter expressed as "Board of Education," "Board" or "BOE"), with principal headquarters located at 110 Livingston Street, Brooklyn, NY 11201, and the Contractor whose name, address and authorized signature appear at the end hereof (hereinafter expressed as "Contractor").

                                   WITNESSETH

WHEREAS, in 1979 the BOE publicly solicited competitive bids for transportation of special education pupils under Contract Serial Nos. 0070 and 8108;(1) and,

WHEREAS, at divers times thereafter from 1982 through 1984, the BOE publicly solicited competitive bids for similar services under Contract Serial Nos. G8805, G8891, G8893, G9301 and G9325,(2) which contracts have incorporated, as of their dates, provisions which are counterparts of the provisions of contracts under Serial Nos. 0070 and 8108 as they then read; and,

WHEREAS, the Contractor tendered a bid(s) under one or more aforementioned contract serial numbers and was duly awarded a contract(s) including certain Employee Protection Provisions (1st amendment) for the transportation of special education pupils; and,

WHEREAS, from September 10, 1979 through December 21, 1979, the Contractor did not provide escort services for special education pupils; but, under an emergency contract entered into with the BOE (2nd amendment), the Contractor has supplied such escort services since that time; and,

WHEREAS, the New York State Legislature enacted Chapter 737 of the Laws of 1979 and the parties have desired to amend the Contract to implement Chapter 737 and be subject to its terms; and,

WHEREAS, the original terms of all contracts under Serial Nos. 0070, 8108, G8805, G8891 and G8893 would have expired on June 30, 1982 unless extended, and all contracts under Serial Nos. G9301 and G9325 would have expired on June 30, 1984 unless extended; and, Education Law ss.305(14)(a) authorizes extensions and provides a method for appropriate payment increases linked to a defined regional Consumer Price Index (hereinafter expressed as "CPI"); and, the BOE elected fairly and reasonably on the basis of the best interests of the New York City School District to refrain from the extension of the terms of all contracts under Serial Nos. G8893 and G9301; and,

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(1) By their original  specifications,  all contracts under Serial Nos. 0070 and
8108 provide for ten-month pupil transportation service from September through June of each school or extension year.

(2) By their original specifications, all contracts under Serial Nos. G8805, G8891, G8893, G9301 and G9325 provide or provided for ten-month pupil transportation service from September through June of each school or extension year.

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WHEREAS, in 1982 the BOE and various contractors agreed to amend (3rd amendment)
and extend all contracts under Serial Nos. 0070, 8108, G8805 and G8891 until June 30, 1984; and,

FWHEREAS, in 1984 the BOE and various contractors agreed to amend (4th amendment) and extend further all contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 until June 30, 1987; and,

WHEREAS, in 1987 the BOE and various contractors agreed to amend (5th amendment) and extend further all contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 until June 30, 1990; and,

WHEREAS, in 1990 the BOE and various contractors agreed to amend (6th amendment) and extend further all contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 until June 30, 1993; and,

WHEREAS, in 1991, the BOE Office of Auditor General (hereinafter expressed as "OAG") started a review and audit of annual rate increases paid to contractors during school years 1986-87 to 1999-2000 pursuant to provisions in previous and existing extension and amendment agreements as allowed by Education Law ss.305
(14)(a); and, this OAG review and audit has resulted in the issuance by the BOE of preliminary and other findings, which shall have caused, or shall cause, various adjustments to the daily vehicle rates of many contractors as well as the recovery of overpayments from some contractors; and,

WHEREAS, in 1993 the BOE and various contractors agreed to amend (7th amendment) and extend further all contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 until June 30, 1996; and,

WHEREAS, in 1994 the BOE publicly solicited competitive bids for transportation of special education pupils under Contract Serial No. 7165,(3) whose original term would have expired on June 30, 1997, unless extended; and,

WHEREAS, in 1995 the City of New York, the BOE, various contractors, and delegates of the Amalgamated Transit Union, Local Division 1181-1061, the Transit Workers Union, Local 100, and various other labor organizations representing school bus workers entered into negotiations to deal with the increasing costs of school bus service in the face of markedly diminished City and school district financial resources; and, the City of New York, the BOE, various contractors, and the labor organizations reached an accord that averted the possibility of school bus service interruptions and that produced significant prospective cost savings for the City and the BOE; and,

WHEREAS, the said accord among the City, the BOE, various contractors, and the labor organizations called for modifications to the terms, conditions and specifications of the then existing extension and amendment agreements under Serial Nos. 0070, 8108, G8805, G8891 and G9325 and all contracts under Serial No. 7165 that took effect during the original or extension terms of such contracts starting as of July 1 or September 1, 1995 depending upon the particular contract serial number, and,

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(3) By their  original  specifications,  all  contracts  under  Serial No.  7165 provide for twelve-month pupil transportation service from July through June of each school or extension year as compared to other serial numbers covered by this Extension and Eleventh Amendment Agreement that provide for ten-month pupil transportation service from September through June of each school or extension year.

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WHEREAS,  as  a  result  of  said  accord  among  the  City,  the  BOE,  various
contractors,   and  the  labor  organizations  in  1995,  the  BOE  and  various contractors agreed thereupon to amend and extend, either initially or further, all contracts under Serial Nos. 0070, 7165, 8108, G8805, G8891 and G9325 (8th amendment), by which all such contracts have been extended until June 30, 2000; and,

WHEREAS, in 1996 the BOE and various contractors, including the Contractor, mutually determined that changes had occurred in banking, financial services and insurance markets affecting the availability and affordability of performance bonds, letters of credit and other forms of performance security; and, the BOE and various contractors, including the Contractor, entered into a Supplemental Ninth Amendment of Contract for Special Education Pupil Transportation Services thereby modifying and revising the performance security provisions of Contract Serial Nos. 0070, 7165, 8108, G8805, G8891 and G9325 for the remainder of the period of the extension period through June 30, 2000; and,

WHEREAS,  in 1998 the Chancellor  inaugurated  "Project  Read," an  after-school extended day program to improve pupil literacy; and, BOE and various contractors, including the Contractor, mutually determined that contractual revisions would be needed to allow overtime wage rates to be paid to school bus escorts if the transportation aspect of Project Read were to be feasible; whereupon, the BOE and various contractors, including the Contractor, entered into a Supplemental Tenth Amendment of Contract for Special Education Pupil Transportation Services thereby modifying and revising applicable provisions of Contract Serial Nos. 0070, 8108, G8805, G8891 and G9325 (but not Contract Serial No. 7165) for the remainder of the extension period through June 30, 2000; and,

WHEREAS, the BOE has determined that all contracts under Serial Nos. 0070, 7165, 8108, G8805, G8891 and G9325 should be still further amended and extended, and the Contractor agrees; and,

WHEREAS, at a regular public meeting on March 15, 2000, the BOE adopted a Resolution (Calendar No. 20) authorizing the Chancellor to enter into further amendment and extension of contracts under Serial Nos. 0070, 7165, 8108, G8805, G8891 and G9325 (hereinafter expressed collectively as "Contract") until a termination date not later than June 30, 2005, unless further extended; and,

WHEREAS, the parties mutually desire to make this extension agreement and amendment to the Contract as heretofore amended and extended;

NOW, THEREFORE, in consideration of the heretofore-recited stipulations and the hereinafter-expressed terms, conditions and specifications, the BOE and the Contractor, as the parties to this Extension and Eleventh Amendment Agreement, do hereby stipulate and agree both as above and as follows:

(A) TERM OF EXTENSION AGREEMENT. All references to the termination of the Contract, by whatever terminology, shall be, deemed hereafter to read "June 30, 2005, unless further extended."

(B) ARTICLE 28(C) of contracts under Serial No. 7165 entitled, "PAYMENT DURING PERIOD OF EXTENSION," is hereby added, and ARTICLE V-A of contracts under Serial Nos. 0070, 8108, 08805, G8891 and 09325 entitled, "PAYMENT DURING PERIOD OF EXTENSION," is hereby further

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amended,  both of which to read as follows  for the term of this  Extension  and
Eleventh Amendment Agreement:

      "(1) Any provisions of ARTICLE V or 28 (as applicable) to the contrary notwithstanding, the daily rate(s) per vehicle during this Extension Period shall be deemed to be adjusted each year according to the following formulae subject to the Office of Pupil Transportation (hereinafter expressed as 'OPT') Director's approval of all or any portion(s) of the Contractor's claims in the below-described annual Cost Justification Financial Statements:

            "(a)  During the  Extension  Year of July 1, 2000  through  June 30,
                  2001, the Contractor's daily rate(s) per vehicle shall be augmented by an amount not to exceed whichever of the following represents the least amount of actual increase: (i) the same percentage by which the Consumer Price Index (hereinafter expressed as 'CPI') as of May 2000 shall have increased over the CPI as of May 1999; (ii) eight percent (8%) over the base daily rates per vehicle paid during the
                  Extension  Year of July 1, 1999  through  June 30,  2000;  or,
                  (iii) the amount in dollars expressed as a percentage by which each Contractor's actual costs during the Extension Year from July 1, 1999 through June 30, 2000 shall have increased over each Contractor's actual costs during the Extension Year of July 1, 1998 through June 30, 1999, plus any previously unabsorbed percentages of the Contractor's actual cost increases from Extension Year 1997-98 over Extension Year 1996-97 and from Extension Year 1998-99 over Extension Year 1997-98 to the extent that such percentages shall have exceeded the CPI increments from May 1997 to May 1998 and from May 1998 to May 1999, respectively, and shall have been disallowed as a result from the rate increase(s) for Extension Years 1998-99 and 1999-2000, respectively.

            "(b)  During the  Extension  Year of July 1, 2001  through  June 30,
                  2002, the Contractor's daily rate(s) per vehicle shall be augmented by an amount not to exceed whichever of the following represents the least amount of actual increase: (i) the same percentage by which the CPI as of May 2001 shall have increased over the CPI as of May 2000; (ii) eight percent (8%) over the base daily rates per vehicle paid during the
                  Extension  Year of July 1, 2000  through  June 30,  2001;  or,
                  (iii) the amount in dollars expressed as a percentage by which the Contractor's actual costs during the Extension Year of July 1, 2000 through June 30, 2001 shall have increased over the Contractor's actual costs during the Extension Year of July 1, 1999 through June 30, 2000, plus any previously unabsorbed percentages of the Contractor's actual cost increases from Extension Year 1998-99 over Extension Year 1997-98 and from Extension Year 1999-2000 over Extension Year 1998-99 to the extent that such percentage shall have exceeded the CPI increments from May 1998 to May 1999 and from May 1999 to May 2000 and shall have been disallowed as a result from the rate increases for Extension Years 1999-2000 and 2000-01, respectively.

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            "(c)  During the  Extension  Year of July 1, 2002  through  June 30,
                  2003, the Contractor's daily rate(s) per vehicle shall be augmented by an amount not to exceed whichever of the following represents the least amount of actual increase: (i) the same percentage by which the CPI as of May 2002 shall have increased over the CPI as of May 2001; (ii) eight percent (8%) over the base daily rates per vehicle paid during the
                  Extension  Year of July 1, 2001  through  June 30,  2002;  or,
                  (iii) the amount in dollars expressed as a percentage by which the Contractor's actual costs during the Extension Year of July 1, 2001 through June 30, 2002 shall have increased over each Contractor's actual costs during the Extension Year of July 1, 2000 through June 30, 2001, plus any previously
                  unabsorbed   percentages  of  the  Contractor's   actual  cost
                  increases from Extension Year 1999-2000 over Extension Year 1998-99 and from Extension Year 2000-01 over Extension Year 1999-2000 to the extent that such percentages shall have exceeded the CPI increments from May 1999 to May 2000 and May 2000 to May 2001, respectively, and shall have been disallowed as a result from the rate increases for Extension Years 2000-01 and 2001-02, respectively.

            "(d)  During the  Extension  Year of July 1, 2003  through  June 30,
                  2004, the Contractor's daily rate(s) per vehicle shall be augmented by an amount not to exceed whichever of the following represents the least amount of actual increase: (i) the same percentage by which the CPI as of May 2003 shall have increased over the CPI as of May 2002; (ii) eight percent (8%) over the base daily rates per vehicle paid during the
                  Extension  Year of July 1, 2002  through  June 30,  2003;  or,
                  (iii) the amount in dollars expressed as a percentage by which the Contractor's actual costs during the Extension Year of July 1, 2002 through June 30, 2003 shall have increased over the Contractor's actual costs during the Extension Year of July 1, 2001 through June 30, 2002, plus any previously unabsorbed percentages of the Contractor's actual cost increases from Extension Year 2000-01 over Extension Year 1999-2000 and from Extension Year 2001-02 over Extension Year 2000-01 to the extent that such percentages shall have exceeded the CPI increments from May 2000 to May 2001 and May 2001 to May 2002, respectively, and shall have been disallowed as a result from the rate increases for Extension Year 2001-02 and 2002-03, respectively.

            "(e)  During the  Extension  Year of July 1, 2004  through  June 30,
                  2005, the Contractor's daily rate(s) per vehicle shall be augmented by an amount not to exceed whichever of the following represents the least amount of actual increase: (i) the same percentage by which the CPI as of May 2004 shall have increased over the CPI as of May 2003; (ii) eight percent (8%) over the base daily rates per vehicle paid during the
                  Extension  Year of July 1, 2003  through  June 30,  2004;  or,
                  (iii) the amount in dollars expressed as a percentage by which the Contractor's actual costs during the Extension Year of July 1, 2003 through June 30, 2004 shall have increased over the Contractor's actual costs during the Extension Year of July 1, 2002 through June 30, 2003, plus any previously unabsorbed percentages of the Contractor's actual cost increases from Exten-

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                  sion  Year  2001-02  over  Extension  Year  2000-01  and  from
                  Extension Year 2002-03 over Extension Year 2001-02 to the extent that such percentages shall have exceeded the CPI increments from May 2001 to May 2002 and May 2002 to May 2003, respectively, and shall have been disallowed as a result from the rate increases for Extension Years 2002-03 and 2003-04, respectively.

      "(2) Anything in the foregoing payment increase provisions to the contrary notwithstanding, where there is a decrease in the regional consumer price index for the New York, New York-Northeastern, New Jersey area as based upon the index for all urban consumers (hereinafter expressed as 'CPI-U') during the preceding twelve month period, the amount to be paid to the Contractor in the succeeding extension year will reflect that decrease in a manner satisfactory to the New York State Education Department (hereinafter expressed as 'SED').

      "(3) Special Costs for Drivers Covered by Statute. Anything in the foregoing payment increase provisions to the contrary notwithstanding, the BOE shall pay the Contractor each extension year for actual costs allowable pursuant to Education Law ss.305(14)(c) under the following conditions, even if such reimbursement shall cause annual payments to exceed the relevant CPI increment. To be eligible for such payment, the Contractor shall provide full, separate, written details in each annual Cost Justification Financial Statement submitted under ARTICLE V-A or 28(C) (as applicable) of this Contract of all claims for reimbursement of expenses covered by Education Law ss.305(14)(c), which shall be described for purposes of this Contract as 'special vehicle operator administrative costs,' and which may not exceed (a) the actual costs of qualifying criminal history and driver licensing testing fees attributable to special requirements of Vehicle and Traffic Law Articles 19 and 19-A, and (b) the actual costs of all diagnostic tests and physical performance tests that shall be deemed necessary by an examining physician or the Director to determine whether each applicant to drive a school bus under this Contract possesses the physical and mental ability to operate a school bus and to perform satisfactorily all other responsibilities of a school bus driver as required by this Contract and all applicable Federal, State of New York, City of New York and BOE laws, rules, regulations and policies.(4) To the extent that any special vehicle operator administrative costs as contained in the Contractor's Cost Justification Financial Statement for a given extension year together with the Contractor's other claimed cost increases for the prescribed comparison period shall exceed the applicable CPI increment, the BOE shall pay the exact amount of all unabsorbed special vehicle operator administrative costs, provided, that the Contractor shall submit to OPT a separate, fully detailed written cost reimbursement request for any amount of such costs not absorbed by the applicable annual rate increase.(5) (To the extent that such special

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(4)  Allowable  diagnostic  tests and physical  performance  tests shall include pre-employment medical and physical performance tests and examinations and pre-employment alcohol and substance abuse tests. Allowable diagnostic and physical performance tests shall not include tests and examination performed during the course of a driver's employment with the Contractor such as, but not limited to, random substance and/or alcohol abuse tests, post-accident substance and/or alcohol abuse tests, reasonable suspicion substance and/or alcohol abuse tests, and/or annual medical examinations.

(5) In the event of a given Extension Year in which the Contractor's relevant general cost increases, i.e., without the inclusion of costs covered by Education Law ss.305(14)(c), exceed the applicable regional CPI increment, the Contractor shall be entitled to a payment(s) in excess of the said CPI growth but only for such statutorily covered costs.

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      vehicle  operator  administrative  costs for a given  extension year shall cause the Contractor's claimed cost growth for the prescribed comparison period to surpass the fixed cap of 8%, however, the Contractor shall not be entitled to any portion of such expenditures that shall exceed the said
      fixed  cap.)  In  each  such  written  cost  reimbursement   request,  the
      Contractor shall include details of (aa) the totals of all special vehicle operator administrative costs, (bb) the portion of such special vehicle operator administrative costs absorbed by the applicable CPI increment, if any, and (cc) the portion of such special vehicle operator administrative costs not absorbed by the applicable CPI increment. All Contractor cost claims under Education Law ss.305(14)(c) shall be subject to review and/or audit by the BOE, its employees and agents. Upon BOE approval of Contractor cost claims under Education Law ss.305(14)(c) that shall exceed the CPI increment for a given extension year, the BOE shall pay the Contractor for such excess actual costs without interest either in a lump sum (if less than $10,000.00 per extension year) or in equal monthly installments (if greater than $10,000.00 per extension year).

      "(4) Definitions. The definitions below control the meanings of the described terms wherever they appear in this Contract. These definitions add to and supplement any definitions or instructions expressed in the original Contract and, as such, do not supersede, revoke, replace, revise or limit any similar or analogous provisions in the original Contract.

            "(a) For Contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325, the following shall apply:

                  "(i) 'Nineteenth (19th) Extension Year' means July 1, 2000 until June 30, 2001;

                  "(ii) 'Twentieth  (20th)  Extension  Year'  means July 1, 2001 until June 30, 2002;

                  "(iii)'Twenty-first  (21st) Extension Year' means July 1, 2002 until June 30, 2003;

                  "(iv) 'Twenty-second (22nd) Extension Year' means July 1, 2003 until June 30, 2004;

                  "(v) 'Twenty-third (23rd) Extension Year' means July 1,2004 until June 30, 2005.

            "(b) For Contracts under Serial No. 7165, the following shall apply:

                  "(i)'Fourth  (4th)  Extension  Year'  means July 1, 2000 until
                        June 30, 2001;

                  "(ii) 'Fifth  (5th)  Extension  Year' means July 1, 2001 until
                        June 30, 2002;

                  "(iii)'Sixth  (6th)  Extension  Year' means July 1, 2002 until
                        June 30, 2003;

                  "(iv) 'Seventh (7th)  Extension Year' means July 1, 2003 until
                        June 30, 2004;

                  "(v) 'Eighth (8th) Extension Year' means July 1, 2004 until June 30, 2005.

            "(c) The term 'Consumer Price Index' (herein expressed as 'CPI'), as of a given date, is defined as that statistic of the United States Department of Labor or its successor agency, which the New York State Education Department (herein expressed as 'SED') deems as the 'regional consumer price index for the New York, New York-Northeastern, New Jersey area, based upon the index for all urban consumers (CPI-U),' according to Education Law

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            ss.305(14)(a)  as the  same may be  updated,  revised  or  otherwise changed during the life of this Extension and Eleventh Amendment Agreement. If Education Law ss.305(14)(a) shall be amended to a permit stated or fixed percentage(s) of annual rate increase(s) for pupil transportation contract extensions, which increase(s) may exceed the applicable CPI increment(s), this Contract shall be deemed to be amended automatically and without the need for any
            action  by  the  parties  by  substituting   such  stated  or  fixed
            percentage(s) of increase in place of the actual percentage(s) of increase in the CPI in any extension year in which the CPI shall be lower that the stated or fixed percentage(s).

            "(d) The term 'contractor's average cost per vehicle per day' for a given extension year is defined as the Contractor's 'total net allowable costs' for that extension year divided by the total number of 'vehicle days.' The term 'total net allowable costs' is limited to those expenses determined by the BOE to be related directly to transportation services provided to the BOE under this Contract. The term 'vehicle days' is defined as the total number of 'authorized vehicles' the Contractor actually operates multiplied by the number of school days, which number is hereby fixed at 182 school days per extension year (220 school days per extension year for 12-month contracts)(6) for the term of this Extension and Amendment
            Agreement, except for certain additional vehicles which shall be treated in the manner hereinafter provided. The term 'authorized vehicles' is defined as the total number of contract and additional vehicles, but excluding spare vehicles, that the Contractor shall have been granted expressly by the Director. If the Director shall grant the Contractor additional vehicles during any given extension year of this Extension and Amendment Agreement, such additional vehicles shall be counted among the 'authorized vehicles' during the first extension year in which the shall be awarded but only to the extent of the actual number of school days actually operated not to exceed a maximum of 91 school days (110 school days for 12-month contracts).(7) Only during the succeeding extension year(s) shall such additional vehicles be counted as 'authorized vehicles' for 182 school days (220 school days for 12-month contracts). If the Contractor has a 10-month Contract(s) and the Director shall grant the

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(6) The numbers 182 days (10-month  contracts) and 220 days (12-month contracts)
represent average numbers of school days per extension year for the five extension years preceding the instant Extension and Amendment Agreement, i.e., extension years 1995-96 through 1999-2000. The BOE shall review these averages every three years during the preceding, current and any future extension periods. Whereupon a triennial review shall find that one or both average numbers of school days shall have changed as based upon the actual number of school days per annum, the BOE shall revise the fixed number(s) of days up or down accordingly with written notice to the Contractor by not later than December 31 St preceding the extension year in which the revised fixed number(s) shall take effect. In each triennial review, the effects of changes in the numbers of school days from the preceding triennial review(s) shall be viewed cumulatively.

(7) This partial exclusion of additional vehicles during the first extension year of award shall not apply to any vehicles that the Contractor may obtain by assignment or other transfer of contract or by acquiring the corporate shares of another school bus contractor. For cost justification purposes under this Contract, the Contractor shall add and combine not more than fifty percent (50%) of the value of the costs of the affected additional vehicles into the Contractor's other costs for the first extension year.

            Contractor summer work beyond the normal 10 months from September to June, the summer vehicles only shall be exempt from inclusion in the cost justification process.

            "(e) The term 'Cost Justification Financial Statement' is defined as a written 'review report' prepared by a Certified Public Accountant (hereinafter expressed as 'CPA') or Public Accountant (hereinafter expressed as 'PA') licensed by the State of New York, except as otherwise noted herein. Each Cost Justification Financial Statement shall include all of the facts and figures deemed necessary by the Director and/or the SED to provide a complete view of the
            Contractor's cost increase claims for the applicable comparative periods specified in this Extension and Eleventh Amendment Agreement. Each such review report shall state that a review shall have been performed in accordance with Generally Accepted Accounting Principles (hereinafter expressed as 'GAAP') as of the date of a given review report and that the information in each Cost Justification Financial Statement shall have been based upon the representations of the Contractor's management. Each such review shall describe the nature of a review as distinct from an audit and shall describe the standard procedures that the CPA/PA shall have performed, e.g., an inquiry and an analytical review. Each review report shall give the limited assurance that, based upon the review, the CPA/PA shall not have been aware of any material modifications that should be made to the Cost Justification Financial Statement for it to be in conformity with GAAP. A compilation report is insufficient to qualify as a Cost Justification Statement. In addition, the CPA/PA preparing each review report must state that he/she shall have studied the cost justification manual that shall be supplied by the Board and shall have applied the standards contained in the Board's manual to the development of each Cost Justification Financial Statement. If the Contractor shall not have had a CPA-audited financial report performed for any purpose within two(2) years prior to July 1, 2000, then the Contractor must submit a certified audited statement by a CPA for its first Cost Justification Financial Statement under this Extension and Eleventh Amendment Agreement. The CPA/PA who shall prepare each Cost Justification Financial Statement must have no interest in this Contract, the Contractor and/or any entity affiliated in any manner with the Contractor and must so certify in writing. Each Cost Justification Financial Statement shall be in a form prescribed by the Director as approved by SED.

      "(5) Cost Justification Financial Statements. Education Law ss.305(14) requires the Contractor to substantiate any cost increases that he/she claims to justify annual payment increases during the term of this Extension and Eleventh Amendment Agreement. The Director shall determine whether to approve all or any portion(s) of the claims in each of the Contractor's annual Cost Justification Financial Statements in accordance with the following:

            "(a) To substantiate any payment increases received under ARTICLE V-A or 28(C) during the Extension Year of July 1, 2000 to June 30, 2001, the Contractor must submit by September 30, 2000, (i) a cost justification financial statement that details total costs incurred by the Contractor for all of its operations and, separately, for its operations under this Contract for the Extension Years 1999-2000 and for 1998-1999, and (ii) an additional Cost Justifica-
            tion Financial Statement that details total costs incurred by the Contractor for all its operations and, separately, for its operations under the Contract for Extension Years 1996-97, 1997-98 and 1998-99 to account for unabsorbed cost carry-forwards, if any.

            "(b) To substantiate any payment increases received under ARTICLE V-A or 28(C) during the Extension Year of July 1, 2001 to June 30, 2002, the Contractor must submit by September 30, 2001, (i) a Cost Justification Financial Statement that details the total costs incurred by the Contractor for all of its operations and, separately, for its operations under this Contract for the Extension Years 2000-2001 and 1999-2000, and (ii) an additional Cost
            Justification Financial Statement that details the total costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 1997-98, 1998-99 and 1999-2000 to account for unabsorbed cost carry-forwards, if any.

            "(c) To substantiate any payment increases received under ARTICLE V-A or 28(C) during the Extension Year of July 1, 2002 to June 30, 2003, the Contractor must submit by September 30, 2002, (i) a Cost Justification Financial Statement that details the total costs incurred by the Contractor for all of its operations and, separately, for its operations under this Contract, for the Extension Years 2001-2002 and 2000-2001, and (ii) an additional Cost Justification Financial Statement that details the total costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 1998-99, 1999-2000 and 2000-01 to account for unabsorbed cost carry-forwards, if any.

            "(d) To substantiate any payment increases received under ARTICLE V-A or 28(C) during the Extension Year of July 1, 2003 to June 30, 2004, the Contractor must submit by September 30, 2003, (i) a Cost Justification Financial Statement that details the total costs incurred by the Contractor for all of its operations and, separately, for its operations under this Contract for the Extension Years 2002-2003 and 2001-2002, and (ii) an additional Cost
            Justification Financial Statement that details the total costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 1999-2000, 2000-01 and 2001-02 to account for unabsorbed cost carry-forwards, if any.

            "(e) To substantiate any payment increases received under ARTICLE V-A or 28(C) during the Extension Year of July 1, 2004 to June 30, 2005, the Contractor must submit by September 30, 2004, (i) a Cost Justification Financial Statement that details the total costs incurred by the Contractor for all of its operations and, separately, for its operations under this Contract for the Extension Years 2003-2004 and 2002-2003, and (ii) an additional Cost
            Justification Financial Statement that details the total costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 2000-01, 2001-02 and 2002-03 to account for unabsorbed cost carry-forwards, if any.

            "(f) In each annual Cost Justification Financial Statement, the Contractor must treat costs for escorts separately from all other costs. The Contractor shall supply in each annual Cost Justification Financial Statement all data required by SED related to this Contract, and the submittal shall include, but shall not limited to, SED-approved cost justification forms. The Contractor must supply promptly all additional cost data as required by the BOE or SED.

            "(g) Until six (6) years after completion of its services hereunder or six(6) years after the termination date of this Extension and Amendment Agreement, whichever shall occur later, the Contractor shall maintain complete and correct books and records related to all aspects of the Contractor's obligations hereunder. Records must be maintained separately, so as to identify clearly the expenses applicable to this Contract, all previous extension and amendment agreements, and this Extension and Amendment Agreement and must be distinguishable from all other costs not incurred under this Contract, all previous extension and amendment agreements, and this Extension and Amendment Agreement. Except as provided in this subparagraph, all other provisions of this Contract, as amended, that relate to the maintenance of records shall remain in full force and effect.

      "(6) Required Analysis of Costs. To determine the allowable increase in costs for a given extension year, as specified in ARTICLE V-A(1) or 28(C)(1) of this Contract, the following analysis of the Cost Justification Financial Statement must be undertaken:

            "Step 1: Divide the total applicable annual operating costs by the number of vehicle days for both the base year and the year previous to the base year to determine the average daily cost per vehicle for each of those years. The base year is the year immediately before the extension year to which a rate increase is to be applied.

            "Step 2: Subtract the average daily cost per vehicle for the year previous to the base year from the average daily cost per vehicle for the base year to determine the increase in the average daily cost per vehicle.

            "Step 3: Divide the increase in the average daily cost per vehicle by the average daily cost per vehicle for the year previous to the base year to determine the percent increase in the average daily cost per vehicle.

            "Step 4: Compare the percent of increase in the average daily cost per vehicle to the percentage by which the CPI as of May of the base year shall have increased over the CPI as of May of the year previous to the base year and to the appropriate fixed annual increase percentage caps as expressed in ARTICLE V-A(1) or 28(C) of this Contract. Whichever is the least of the three percentages will be the allowable increase applied to the daily rate for the affected extension year.

            "Step 5: For Extension Years 2000-01 through 2004-05, repeat Steps 1-4. For each such Extension Year, determine the percent of increase in the average daily cost per vehicle. If the percent of increase in the average daily cost per vehicle resulting in Step 3 shall be insufficient to justify fully the CPI increment in Step 4 or the fixed cap, whichever shall be lower, add any previously unabsorbed percent of increase from the applicable Extension Year(s) expressed heretofore at Paragraphs (1)(a)-(e) of ARTICLE V-A(1) or 28(C) of this Contract.

      "(7) Allowable Cost Increases. Only increases in 'net allowable costs' will justify augmentation of the daily vehicle rate from one extension year to the next. 'Allowable costs' are limited by the following: costs not attributable to the Contractor's operations under this Contract, costs that are not ordinary and/or reasonable, costs that are not documented, and costs disallowed by the SED and/or BOE auditors are not permitted to justify increases of the daily rate(s) per vehicle. The Director shall have the right to prescribe miscellaneous standardized cost categories for all contractors including the Contractor.

      "(8) Access to Subcontractors. If with the Director's approval the Contractor subcontracts any portion of the services under this Contract, the Contractor must include in any such subcontract a provision that allows full and unimpeded access by the BOE, the SED and/or the New York City Office of the Comptroller to the books and records of a subcontractor for inspection, audit and copying purposes. The Contractor does hereby agree and warrant to render all necessary assistance to obtain any requested documents from subcontractors. The Contractor's inability to obtain requested documentation from any subcontractors shall not excuse a failure to provide the documentation as a means to justify payment increases.

      "(9) Absence of Cost Justification Financial Statement. The Contractor's failure to submit an annual Cost Justification Financial Statement by the deadline date as above expressed will result in the forfeiture of any increase later justified for the period from the service start date to the day the statement is received at OPT, unless the Director determines that reasonable circumstances exist to excuse the Contractor's late submittal.

      "(10) Adjustments to Later Payments. Based on the BOE's audit of the Contractor's annual statements and financial records, the BOE may make any necessary adjustments in any later payments that become due and owing to the Contractor to compensate for any excesses of payments over cost increases.

      "(11) Refund of Overpayment. The Contractor does hereby agree and warrant further to refund all additional monies due to the BOE within thirty(30) days of the BOE's final findings regarding any given Cost Justification Financial Statement, if the amount of a given extension year's payment excess over allowable cost increase is greater than any payments due and owing for the balance of a given extension year.

      "(12) Unabsorbed Cost Carry-Forward Provision. For any extension year in which the Contractor shall not be able to justify the maximum allowable rate(s) increase(s) for any one or more of Extension Years 2000-01 to 2004-05, the Contractor shall be entitled to use an "unabsorbed cost carry-forward(s)" as a supplemental device to achieve a greater allowable rate(s) increase(s). To be eligible for an 'unabsorbed cost carry-forward(s),' the Contractor must detail in writing all total net allowable costs from each set of two comparison years from which any unabsorbed costs shall be derived as well as the total percentage of actual cost increase and the unabsorbed percentage of cost increase. The Director may prescribe additional conditions of eligibility as reasonably appropriate. When eligible and entitled hereunder, the Contractor may carry forward 'below-the-line' any previously unabsorbed actual costs from any sets of comparison periods as heretofore expressed at Paragraph 1(a)-(e) of
      ARTICLE V-A or 28(C) of the Contract to supplement those cost increases that are used to justify augmentations of the daily rate(s) per vehicle for Extension Years 2000-01 through 2004-05. The term 'below-the-line' is hereby defined to mean that previously unabsorbed cost increases, which are carried forward, are deemed as allocated to the extension year(s) of accrual and not to the subsequent extension year(s) to which they are carried forward and applied both supplementally and 'below-the-line' as prior cost increases that have not as yet been absorbed by the lesser of an annual CPI increment or a fixed annual rate increase cap. Once an item of previously unabsorbed cost increase shall have been carried forward and applied 'below-the-line' to a give extension year, that item may not be used again in any later extension year.

      "(13) In the event of any inconsistencies between any other provisions of the Contract and ARTICLES V-A and/or 28(C) hereof, the provisions of ARTICLES V-A and/or 28(C) shall prevail and govern in every case and for all intents and purposes."

(C) For Contracts under Serial No. 7165, there are no separate daily rates for escort service. Throughout this Extension Period of July 1, 2000 until June 30, 2005, therefore, contracts under Serial Nos. 7165 shall not be permitted any special or separate increases in any payment or allowance for escorts other than the general rate increase expressed heretofore at Paragraph B. Regarding contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 only, Article XIX entitled, "ESCORTS," as amended previously, is hereby amended further so that subparagraph A(2), as numbered by the First Amendment Agreement, shall read as follows for the balance of the Contract term:

      "(2) However, the parties agree that, for only so long as and only to the extent that the New York City Administrative Code and Charter requires the BOE to utilize escorts on special education school bus runs, the Contractor shall continue to provide such escorts and substitute escorts in addition to the vehicle operators, as hereinafter allowed, through June 30, 2005, and that:

            "(a) Escort Compensation. Except for overtime, the BOE shall compensate the Contractor for each full day for each escort who shall provide actual service under this Contract in an amount to be calculated in the following manner subject to the Director's approval of all or any portion(s) of the Contractor's claims in each of the below-described annual Escort Cost Justification Financial
            Statements:

                  "(i) During the 19th Extension Year, the BOE shall increase the 'Base Escort Daily Compensation Rate' in an amount to be derived by applying Paragraph(A)(2)(b) hereinafter, or such lesser amount that represents the audited and approved increase over the Base Escort Daily Compensation Rate paid to the contractor during the 18th Extension Year. Also, the BOE shall pay 'Wage Accrual Compensation' in the exact amount the Contractor actually paid either to or for escorts during the 19th Extension

                  Year, if any, and only when known after a BOE audit and which was required to be paid. With respect to the preceding sentence, the Contractor may receive as Wage Accrual Compensation for the 19th Extension Year an amount per escort that is more than ten percent (10%) per escort above the total reimbursed costs for wage accruals as of June 30, 2000 but only to the extent that such excess amounts shall have been required by an express provision of a written collective bargaining agreement that shall have been concluded and executed before the start of this Extension and Eleventh Amendment Agreement.(8)

                  "(ii) During the 20th Extension Year, the BOE shall increase the 'Base Escort Daily Compensation Rate' in an amount to be derived by applying Paragraph(A)(2)(b) hereinafter, or such lesser amount that represents the audited and approved increase over the Base Escort Daily Compensation Rate paid to the contractor during the 19th Extension Year. Also, the BOE shall pay 'Wage Accrual Compensation' in the exact amount the Contractor actually paid either to or for escorts during the 20th Extension Year, if any, and only when known after a BOE audit and which was required to be paid. With respect to the preceding sentence, the Contractor may receive as Wage Accrual Compensation for the 20th Extension Year an amount per escort that is more than ten percent (10%) per escort above the total reimbursed costs for wage accruals as of June 30, 2001 but only to the extent that such excess amounts shall have been required by an express provision of a written collective bargaining agreement that shall have been concluded and executed before the start of this Extension and Eleventh Amendment Agreement.(9)

                  "(iii) During the 21St Extension Year, the BOE shall increase the 'Base Escort Daily Compensation Rate' in an amount to be derived by applying Paragraph(A)(2)(b) hereinafter or such lesser amount that represents the audited and approved increase over the Base Escort Daily Compensation Rate paid to the contractor during the 20th Extension Year. Also, the BOE shall pay 'Wage Accrual Compensation' in the exact amount the Contractor actually paid either to or for escorts during the 21st Extension Year, if any, and only when known after a BOE audit and which was required to be paid. No contractor may receive as Wage Accrual Compensation an amount in the aggregate that is more than ten percent (10%) above the total reimbursed costs for wage accruals as of June 30, 2002.

                  "(iv) During the 22nd Extension Year, the BOE shall increase the 'Base Escort Daily Compensation Rate' in an amount to be derived by applying Paragraph(A)(2)(b) hereinafter or such lesser amount that represents the audited and approved increase

----------

(8) The provision in this sentence permitting an increase in the Base Escort Daily Compensation beyond ten percent (10%) during the l9th Extension Year shall be subject to approval by a resolution of the Board of Education.

(9) The provision in this sentence permitting an increase in the Base Escort Daily Compensation beyond ten percent (10%) during the 20th Extension Year shall be subject to approval by a resolution of the Board of Education.

                  over the Base Escort Daily Compensation Rate paid to the contractor during the 21st Extension Year. Also, the BOE shall pay 'Wage Accrual Compensation' in the exact amount the Contractor actually paid either to or for escorts during the 22nd Extension Year, if any, and only when known after a BOE audit and which was required to be paid. No contractor may receive as Wage Accrual Compensation an amount in the aggregate that is more than ten percent (10%) above the total reimbursed costs for wage accruals as of June 30, 2003.

                  "(v) During the 23rd Extension Year, the BOE shall increase the 'Base Escort Daily Compensation Rate' in an amount to be derived by applying Paragraph(A)(2)(b) hereinafter or such lesser amount that represents the audited and approved increase over the Base Escort Daily Compensation Rate paid to the contractor during the 22nd Extension Year. Also, the BOE shall pay 'Wage Accrual Compensation' in the exact amount the Contractor actually paid either to or for escorts during the 23rd Extension Year, if any, and only when known after a BOE audit and which was required to be paid. No contractor may receive as Wage Accrual Compensation an amount in the aggregate that is more than ten percent (10%) above the total reimbursed costs for wage accruals as of June 30, 2004.

            "(b) Annual Increase of the Base Escort Daily Compensation Rate. Each extension year the BOE will augment the amount of the Base Escort Daily Compensation Rate according to the payment increase limits expressed herein at ARTICLE V-A(1), i.e., Paragraph(B)(1) above, provided, the Contractor shall justify each such increase, if any, by submitting a separate, annual 'Escort Cost Justification Financial Statement' according to the same terms, conditions and deadlines expressed in ARTICLE V-A(2)--(13), i.e., Paragraphs (B)(2) to (B)(13) above. This provision does not affect payment for overtime escort services, which is governed separately at Article XIX, Paragraph(A)(2)(c), i.e., Paragraph(C)(2)(c) below.

            "(c) Payment for Overtime. Where the Contractor actually supplies scheduled overtime escort services pursuant to BOE authorization, the BOE shall reimburse the Contractor for such services in the exact amount of the costs for overtime wages and statutory fringe benefits. No reimbursement will be permitted for occasional or episodic overtime. 'Overtime' is defined as service that exceeds eight(8) hours within any ten(10) hour daily period. The hourly rate for overtime escort services will not exceed one-and-one-half times the regular hourly wage rate. (As heretofore and hereinafter expressed, this paragraph is subject to the Supplemental Tenth Amendment of Contract for Special Education Pupil Transportation Services for purposes of 'Project Read' only.)

            "(d) Monthly Advance Payment for Escort Services. On or about the first school day of each calendar month, the BOE will pay an eligible contractor in advance an amount equal to the anticipated usage of escort service for that month, excluding overtime. For each month's overtime claims, the BOE will pay the Contractor only after receipt and approval of a voucher on a BOE form, which will contain such detail as the BOE may require to confirm the Vendor's claims and which will be subject to BOE audit.

                  "(i) Fidelity Bond. Before he/she may receive advance monthly payments, the Contractor must file with OPT a fidelity bond in the amount of the anticipated use of escort service for one
                  (1) month. The coverage period for each fidelity bond must be from September 1st to August 31st of each prospective year. To calculate the bond amount for one year, use the following formula: twenty(20) school days multiplied by the total number vehicles (excluding spares) multiplied again by the Base Escort Daily Compensation Rate for a given extension year. Each fidelity bond must list the BOE and the City of New York as the named insureds. Each fidelity bond must insure against any and all acts of commission or omission by the Contractor, any subcontractors, subsidiaries, parent or affiliate entities or any officers, owners, directors, employees, servants, agents, independent contractors or any other parties which cause the failure of proper disbursement to the intended escort beneficiaries, whether any such party acts within or outside the scope of employment or contractual performance. A company licensed by the Superintendent of Insurance to do business in New York State must issue every fidelity bond.

                  "(ii) Where the BOE makes payments to the Contractor in excess of what is properly due and owing under Paragraph(A)(2)(b), the BOE may recoup such amounts from future payments to the Contractor, request the Contractor to refund such amounts, or take whatever other actions are necessary to retrieve excessive payments. Where the BOE requests the Contractor to make a refund, the Contractor will remit payment within thirty
                  (30) days of the Contractor's receipt of BOE audit findings.

                  "(iii) Where the Contractor elects to delegate escort services to a subcontractor, the Contractor may direct the BOE to make payments in the full amounts or any portions thereof directly to the subcontractor. The Contractor must make such payment directions in writing on a form approved by the BOE.

            "(e) The Contractor must provide all the escorts necessary to perform all of the work covered by the Contract including additional and spare vehicles. The Contractor must have sufficient, qualified and approved personnel to enable the Contractor to dispatch substitute escorts promptly if, when and where necessary to ensure continuous, uninterrupted and punctual service in each and every instance. The Contractor must operate every vehicle for the transportation of handicapped children in strict adherence to the provisions of New York City Administrative Code ss.19-603(a)-(b). If the law shall be amended during the term of this Extension and Eleventh Amendment Agreement to eliminate the requirement of escorts, the Contractor must cease to provide escorts upon five(5) days notice from the BOE to that effect. After the effective date of the notice, the BOE and the City of New York shall not be obligated to the Contractor or any other party for the provision of escort services.

            "(f) Basic, Refresher and Additional Training for Special Education Escorts. The Contractor shall arrange for BOE approved basic escort training courses. Each escort must complete the American Red Cross Multi-Media Starter Course in First Aid. This course shall provide the knowledge and skills called for in situations where emergency first aid care is required and medical assistance is not excessively delayed. The Multi-Media Starter in First Aid also instructs on personal safety an accident prevention so that a person can learn the causes of accidents and act to eliminate or minimize such causes.

                  "(i) The escorts (attendants/matrons) must meet the requirements for course completion, which includes taking a written examination, receiving a satisfactory grade and being issued a certificate. Each escort must submit to OPT a certificate as proof of course completion. Every escort (attendant/matron) shall take the refresher course once every three(3) years and furnish to OPT evidence of completion of the course.

                  "(ii) The Contractor understands and agrees that the costs for such course required by the Board will not be borne by the Board Of Education.

            "(g) Escort Subcontractor. The Contractor may delegate performance of escort services to an acceptable subcontractor; however, the Contractor will remain responsible for all pertinent contractual obligations. The Director will have sole and final discretion to approve or disapprove at any time the Contractor's particular choice of an initial or replacement escort subcontractor. Whereupon the BOE requests new, updated or revised information regarding any subcontractor, the Contractor must supply the data immediately and/or secure the cooperation of the affected subcontractor to make full and prompt disclosure of any information.

            "(h) Annual List of Escorts. At any time as required by the Director, the Contractor must provide a list of all escorts and substitute escorts to be utilized for special education school bus service during the prospective school year. The list must be on a form to be supplied by OPT and will include, but not be limited to, the following information: the name, social security number and date of original hire of each escort. Whenever a change occurs in the es-cort list, the Contractor will provide updated information on the OPT form(s) not later than the end of the month in which any change occurs."

(D) No DUPLICATION OR MISALLOCATION OF COSTS. To prevent unjust enrichment through misrepresentation or falsification of cost increase claims, the Contractor hereby agrees, consents and covenants to abide in all respects by the following rules for the treatment of fixed, variable or other costs utilized to establish increased expenses from one given Extension year to the next:

      (1) Duplication of Costs. Regarding contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 only in the establishment of allowable cost increases under ARTICLE V-A (see Paragraph B, supra) and ARTICLE XIX (see Paragraph C, supra), the Contractor must not commingle, combine, merge or duplicate costs in any manner or to any extent between the two Articles, i.e., costs used to justify increased payments for vehicles and drivers under ARTICLE V-A may not be used again to justify increases in the Base Escort Daily Compensation Rate, and vice versa. In addition, the Contractor shall not cause and/or allow any other forms of duplication and/or multiplication of costs and/or items of cost increase in any manner or to any extent.

      (2) Allocation of Costs. If the Contractor misallocates any cost item(s), the allocation will be disallowed. Improper allocation or "misallocation" is defined as a transgression of one or more of the following precepts:

            (a) Only those of the Contractor's fixed, variable or other costs that are directly attributable to the performance and/or administration of BOE pupil transportation contract work will be considered allowable expense items. Costs attributable to a contractor's other operations, whether in the public or private sector, will not be allowed to justify payment increases.

            (b) Costs must be attributable solely to the specific group of contracts covered by this Extension Agreement, i.e., Contract Serial Nos. 0070, 7165, 8108, G8805, G8891 and G9325. Expenses allocable to
            BOE pupil transportation contracts other than these eight serial numbers must not appear in any materials presented to justify payment increases under this Extension Agreement.

            (c) Costs must be attributable solely to the corporate, partnership, sole proprietorship or other entity that constitutes the Contractor. Expenses allocable to a parent or other affiliated entity must not appear on the Contractor's cost justification financial statement. Where employees, offices, storage and maintenance facilities or other cost items are shared by several affiliated or unaffiliated entities, all or some of which hold separate BOE transportation contracts, assertions of expense increases must reflect only those percentages of utilization directly allocable to the claimant Contractor.

            (d) Allocation of costs must be based on the number of vehicle days and not merely the number of vehicles under contract.

            (e) Such other forms of misallocation of costs as may be determined by the BOE, the New York City Office of the Comptroller or the New York State Education Department, in accordance with the terms and conditions of this Contract.

(E) AMENDMENTS TO INSURANCE PROVISIONS.

      (1) The Extension and Eighth Amendment of Contract for Special Education Pupil Transportation Services and the original Contract are hereby amended to provide as follows:

            (a) The Contractor must obtain and maintain throughout the life of this extension and Eleventh Amendment the following types of coverage in strict compliance with the terms, conditions and minimum amounts stated in this Contract: Motor Vehicle liability Insurance, Property Damage Liability Insurance, Worker's Compensation Insurance, Comprehensive General Liability Insurance and Subcontractor's Insurance.

            (b) The Contractor shall arrange with its carrier(s) to have the Board and the City appear as additional insured parties on every policy and certificate of insurance for all coverage under this Contract. To the extent commercially available, the Contractor shall not obtain or use any insurance policy(ies) or contract(s) for purposes of this Contract that contains any endorsement exclusions relating to an additional insured's negligence, relating to the maintenance, use and operation of an additional insured's realty or personalty, or relating to any other activities by the additional insured that arise from, or in the context of, this Contract.

            (c) The Contractor must obtain the foregoing certifications and policies from an insurance company(ies) acceptable to the Board of Education.

            (d) The Contractor must maintain all required coverage in full force and effect throughout the life of this Extension and Eleventh Amendment Agreement. The Contractor must file renewals with the Director at least thirty(30) days before the expiration of any policy.

            (e) The Contractor shall obtain, maintain, and tender insurance policies for the following types of coverage in the following minimum coverage limits, and the Contractor shall comply with the following terms and conditions with respect to all such insurance coverage:

                  (i) The Contractor shall obtain both comprehensive general liability insurance coverage and automobile liability insurance coverage for personal injury (including, but not limited to death, sickness, disease and disability) and property damage, caused directly or indirectly by any act(s) of commission or omission of the Contractor and/or the Contractor's agents, servants, employees, partners (including, without limitation, general, limited, silent and apparent partners), directors, officers, subcontractors, subcontractor employees, volunteers, invitees, licensees, designees, assignees or any other representatives. For each type of coverage, the liability limits for personal injury (including, but not limited to death, sickness, disease and disability) shall be not less than (a) combined single limit coverage of Five Million Dollars ($5,000,000.00) per occurrence or (b) split limit coverage of Five Hundred Thousand Dollars ($500,000.00) per person and Five Million Dollars ($5,000,000.00) per occurrence. For each type of coverage, the liability limits for property damage shall be not less than
                  (aa) combined single limit coverage One Hundred Thousand Dollars ($100,000.00) per occurrence, or (bb) split limit coverage of Fifty Thousand Dollars ($50,000.00) per person and One Hundred Thousand Dollars ($100,000.00) per occurrence.

                  (ii) Not later than thirty(30) days after the date of execution and before the start of any of the work under this Contract, the Contractor shall submit to the BOE evidence of the insurance specified herein together with all supporting documentation reasonably deemed necessary by the Director. The Contractor shall transmit one(1) copy of each of all insurance policies and certificates of insurance to the Board of Education of the City of New York, Office of Pupil Transportation, 33-00 Northern Boulevard, Room 223, Long Island City, New York 11101, Attention: Contractual & Regulatory Affairs Unit. The Board's receipt of such policies and certificate shall be a condition precedent to any payment by the Board to the Contractor under the Contract. Furthermore, the Contractor shall transmit an informational copy of this Agreement to its insurance carrier(s) together with a cover letter(s)--the cover letter(s) shall identify the Contractor's insurance policy(ies) and/or account number(s)--that alerts and informs the carrier(s) of the existence of this Agreement and particular insurance provisions contained herein.

      (2) Worker's Compensation Insurance. The Contractor shall maintain Worker's Compensation insurance in the manner and amount(s) as prescribed by law. The Contractor must maintain such insurance throughout the life of this Contract and up to the completion of required services or work to be performed.

      (3) Subcontractors. Before the Director may approve the Contractor's utilization of any subcontractor(s)--where such use is permitted under this Contract--the Contractor must submit an acceptable written certification(s) that such subcontractor(s) complies fully with (a) all of insurance requirements of this Contract including, but not limited to, the specification of the BOE and the City as additional insured parties in all of each subcontractor's insurance policies, and (b) the Worker's Compensation Law including appropriate insurance coverage.

      (4) Required Rider Provisions. The Contractor shall ensure that every policy for all of the insurance coverage required under this Contract shall contain the following provision via a rider attached to every such policy:

            (a) Any and all notices that the insurer(s) shall provide to the Board shall be addressed to the Director at "Board of Education of the City of New York, Office of Pupil Transportation, 33-00 Northern Boulevard, Room 223, Long Island City, New York 11101, Attention:
            Contractual & Regulatory Affairs Unit."

            (b) The Contractor shall transmit prompt notice of each coverable accident or occurrence to the Contractor's insurer(s) with such notice transmittal to occur not later than required under the Contractor's insurance policy(ies) or contract(s).

            (c) The Contractor's insurance policy(ies) or contract(s) shall not be terminated, revised, modified or otherwise changed unless the affected insurer(s) shall have provided at least thirty(30) days advance written notice to the Director regarding such termination, revision, modification or other change. If an insurer(s) notifies the BOE of the termination of any required coverage, the Contractor shall provide written evidence, e.g., a new certificate of insurance, before the effective date contained in such notice(s) that the affected insurance coverage has been fully replaced. If an insurer(s) notifies the BOE of any non-termination revision, modification or other change that causes the Contractor's insurance to be out of compliance with the requirements of this Contract, the Contractor shall cure such non-compliance before the effective date contained in such notice(s).

      (5) The minimum coverage limit amounts and types of insurance coverage expressed in this Agreement shall not be construed in any manner whatsoever to limit the nature and/or extent of the Contractor's responsibility and liability under this Agreement to defend, indemnify and hold harmless the Board and the City as hereinafter provided.

      (6) The Contractor must obtain, maintain, and renew throughout the life of this Contract such additional insurance policies necessary to comply with all applicable laws, rules, and/or regulations governing the performance of this Contract. Moreover, the Contractor must obtain, maintain, and renew throughout the life of this Contract all required types of insurance coverage in amounts not less than those specified above for each additional vehicle, transportation service, or other service which may be required during the term of the Contract. Whereupon the Director assigns to the Contractor additional vehicles, transportation service, or other service, the latter must submit a certification that additional insurance has been obtained prior to the start of the additional work.

      (7) The BOE reserves the right to alter, either by increase or decrease, the minimum limits of coverage required under this Contract by a duly approved Resolution of the Board. Should the minimum limits of any or all types of insurance coverage be increased, the Board of Education will not provide, nor will the Contractor be entitled to, any additional compensation. Should the minimum limits of insurance coverage be reduced, the Board will be entitled to a credit from the Contractor for any savings in premiums.

      (8) If any or all vehicles to be used to perform this Contract are not owned directly by the Contractor, the insurance certificates and policies must be endorsed to include the Contractor as well as the Board and the City as additional insured parties. Any insurance certificates and/or policies that reflect coverage only for an owner, who is not the Contractor, are not acceptable.

      (9) The Contractor hereby agrees to defend, hold harmless and indemnify the Board and the City from and for all claims, actions, damages, judgment, expenses, attorney's fees and compensation, whether in contract or tort, arising out of personal injury (including, but not limited to, death, sickness, disease and disability) and/or property damage sustained or alleged to have been sustained in whole or in part as a result of, or arising out of, any act or omission of the Contractor, its agents, employees and/or subcontractors, or caused or resulting from any deleterious substance in any products supplied, or while equipment, supplies, etc. are being delivered, or the service-work performed under this Contract, whichever instance is applicable.

(F) Paragraph E of the Extension & Eighth Amendment Agreement of Contract Serial Nos. 0070, 8107, 8108, G8805, G8891 and G9325 is hereby amended to read as follows:

      "1. Priority in Hiring and Master Seniority Lists.

      "There shall be established two industry-wide Master Seniority Lists. One list shall be composed of all operators (drivers), mechanics, and dispatchers and the other list shall be composed of escorts (matrons-attendants) who were employed as of June 30, 2000, under a contract between their employers and the Board for the transportation of school children in the City of New York, who are furloughed or become unemployed as a result of loss of contract or any part thereof by their employers, or as the result of a reduction in service directed by the Board during the term of the contract, in accordance with their date of entry into the industry. All operators (drivers), mechanics, dispatchers and escorts (matrons-attendants) on the Master Seniority Lists who participated in the Division 1181 A.T.U.--New York Employees Pension Fund and Plan as of June 30, 2000, and who do not exercise their option to withdraw from the Fund and Plan shall continue to participate in such Pension Plan.

      "Any existing contractor or individual who conducted business as a sole proprietor, or as a member of a partnership or who held a controlling interest in a corporation that performed service pursuant to contract expiring in June, 2000 (contractor) shall give priority in employment on September, 2000 or thereafter on the basis of position on the Master Seniority List of any additional or replacement operators, mechanics and dispatchers beyond those performing service as of June 30, 2000 consistent with the number of employees required by the specifications of the contract expiring June, 2000 for the number of vehicles providing service to the Board as of June 30, 2000 to individuals from the Master Seniority List until such list is exhausted.

      "Any new contractors, i.e., those who did not provide service pursuant to contract expiring June, 2000 (new contractor), shall give priority in employment in September, 2000 or thereafter on the basis of seniority to every operator (driver), mechanic and dispatcher performing service pursuant to such contract starting from the first employee from the Master Seniority List until such list is exhausted.

      "Should the Board determine to require the contractor to provide escort service in addition to the operator, and in the event that all escorts (matrons-attendants) on the Master Seniority List, who were employed as of June 30, 2000, are not employed as escorts by contractors for the beginning of service in September of 2000, then said escorts shall be employed in order of their position on the Master Seniority List.

      "2. Compensation.

      "All operators (drivers), mechanics, dispatchers and escorts (matrons-attendants) on the industry-wide Master Seniority Lists shall be employed and paid on a full-time basis based upon the wage scale received from prior employer under pupil transportation contracts.

      "The contractor shall compensate operators (drivers), mechanics and dispatchers and escorts (matrons-attendants) who appear on the Master Seniority Lists and who are employed pursuant to contracts to be awarded as follows for the term of the contract:

            "(a) operators (drivers) and dispatchers at a daily rate of pay, including any COLA, for each day of service, not less than that paid pursuant to any applicable labor collective bargaining agreement.

            "(b) mechanics at a daily rate of pay, including any COLA, for each day of service, not less than that paid pursuant to any applicable labor collective bargaining agreement.

            "(c) escorts (matrons-attendants) at a daily rate of pay, including any COLA, for each day of service, not less than that paid pursuant to any applicable labor collective bargaining agreement.

      "Such operators (drivers) and escorts (matrons-attendants) shall be available for extended service, without additional compensation, which shall be defined as performance within the particular job category (i.e. drivers as drivers, and escorts (matrons-attendants) as escorts (matrons-attendants)) within the eight(8) hour work day within the spread (8 within 10 hours) provided for in the collective bargaining agreement covering said employees, if any.

      "3. Welfare.

      "Contributions by the contractor for providing welfare benefits to operators (drivers), mechanics, dispatchers and escorts (matrons-attendants), in the event the contractor employs escorts, who appear on the Master Seniority List shall be no less than $410 per employee per month on a twelve month basis during each year of the contract.

      "4. Pensions.

      "The contractor shall sign an agreement with Division 1181 A.T.U.--New York Employees Pension Fund and Plan to participate in such plan on behalf of all operators (drivers), mechanics, dispatchers and escorts (matrons-attendants), in the event the contractor employs escorts who appear on the Master Seniority Lists and who participated in the Fund and Plan as of June 30, 2000. This requirement shall not be interpreted to require a contractor to enter into a collective bargaining agreement with the union nor shall it prohibit the contractor from entering into a collective bargaining agreement with the union. The contractor shall file a copy of the executed agreement with the Trustees of the Fund and Plan to participate in said Fund and Plan and with the Secretary of the Board with the acknowledgment of the Notice of Award.

      "The contractor shall contribute $48.15 per week per operator (driver), mechanic and dispatcher on the Master Seniority List, and participating in the Plan and Fund as of June 30, 2000, for forty weeks each year for the term of the contract, or such greater amount as may be required, based on contributions by contractors on behalf of the majority of employees participating in the Fund and Plan pursuant to a collective bargaining agreement with Local 1181--1061. The contractor shall withhold $23.00 a week from each operator, mechanic and dispatcher participating in said Fund and Plan for forty weeks each year for the term of the contract, or such greater amount as may be required based on contributions of a majority of the operators (drivers), mechanics or dispatchers contributing to the Fund and Plan.

      "Such contractors who provide escort service, shall contribute $44.15 per week per escort (matron-attendant) for forty weeks each year for the term of the contract, or such greater amount as may be required based on contributions by contractors on behalf of the majority of employees participating in the Fund and Plan pursuant to a collective bargaining agreement with Local 1181--1061. The contractor shall withhold $18.00 per week from each escort, (matron-attendant) participating in said Fund and Plan and Fund for forty weeks each year for the term of the contract, or such greater amount as may be required based on contributions of the majority of the escorts contributing to the Fund and Plan.

      "In connection with employees who are on the Master Seniority List and who do not participate in the Local 1181--1061 Fund and Plan, they shall not be required to participate in the Plan but shall participate in the collective bargaining agreement, if any, of their employer.

      "The contractor shall pay all such amounts to the Fund and Plan within seven days after the end of each payroll period.

      "5. Enforcement.

      "In addition to any other remedies provided in the contract between the Board and the contractor, such as default and/or termination, if the contractor is found to be in violation of the foregoing employee protection provisions regarding the payment of wages, welfare benefit contributions, pension contributions, or other aspects of compensation or benefits, then the Director of the Office of Pupil Transportation, within thirty(30) days of written notice, shall withhold the appropriate amounts from any payments due to the contractor and pay them directly to the applicable union for the benefit of the employees affected, to the Division 1181 A.T.U.--New York Employees Pension Fund or other applicable union pension fund for the benefit of the employees affected or to the appropriate Welfare Fund for the benefit of the employees affected. If the affected employees are not affiliated with any union, then the Board shall investigate on their behalf allegations of employee protection provision violations regarding the payment of wages, welfare benefit or health insurance contributions, pension or similar savings plan contributions, or other aspects of compensation or benefits. Upon a finding of any such violation(s), the OPT Director shall withhold the appropriate amounts from any payments due to the Contractor and pay them directly to the employees or to such health insurance companies or other institutions as appropriate.

      "In the event any contractor willfully fails to comply, the Board of Education shall act to cancel such contractor's contract; provided, however, that the Board shall not be required to act so as to cause a disruption of service.

      "6. Contractors providing a total of five vehicles or less pursuant to all contracts with the Board for the transportation of pupils shall not be subject to the foregoing provisions with respect to operators (drivers), mechanics and dispatchers.

      "Escorts (matron-attendants) shall not be included in the exclusion in this paragraph six(6).

      "7. For the purposes of this section, corporate bidders who are subject to common control as determined by the Board based upon analysis of (a) ownership of the corporation's assets, (b) coincidence of corporate officers and directors, and (c) such other factors as the Board determines to be relevant, are deemed to be one bidder.

      "8. The Board may in its sole and unfettered discretion change any date which determines employee protected status, employer status or any other status, which is contained in any employee protection provisions of the Contract. The Master Seniority Lists will be updated to June 30, 2000 as permitted in accordance with pre-existing collective bargaining agreements executed prior to the date of execution of this Contract. Furthermore, the rates quoted herein may not be reflective of current labor rates in effect. The contractor should pay special attention to the fact that many employees on the Master Seniority Lists have been in the industry for many years and therefore may be entitled to substantial wages, pension and welfare benefits and wage accruals.

      "The date for inclusion on the Master Seniority List is hereby updated to the last school day in June, 2000 as permitted in accordance with pre-existing collective bargaining agreement executed prior to the date of this Extension Agreement and Amendment Agreement."

(G) MISCELLANEOUS VEHICLE SPECIFICATIONS AND OPERATIONAL AMENDMENTS. Any terms, conditions and specifications to the contrary notwithstanding, the Contract is hereby amended as follows:

      (1) Federal Safety Standards. All vehicles used to perform this Contract must meet all of the 1977 Federal Safety Standards, as reflected in Title 49 of the Code of Federal Regulations, Part 571, and particularly, Standard Nos. 105, 111, 220, 221, 222, and 301 (the "1977 Standards").
      Violation of this provision to any extent will be grounds for a determination of contractual default.

      (2) Age and Condition of Vehicles. The vehicles affected by this provision include all originally contracted vehicles, (i.e., 'contract vehicles") and all additional and spare vehicles. Except for the age of vehicles, nothing contained in this Paragraph (2) and/or any of its subparagraphs shall be deemed or construed in any manner or to any extent whatsoever to act and/or operate in abrogation or derogation of any other individual or cumulative provisions of the Contract, as heretofore amended and extended.

            (a) The Contractor shall furnish service, maintenance and repairs of all vehicles used in the performance of this contract in compliance with (i) all manufacturer's guidelines for maintenance, service and repairs, (ii) all Federal and State of New York statutes, regulations, rules, guidelines and policies applicable to service, maintenance and repair of school bus vehicles, (iii) all New York State Department of Transportation and New York State Department of Motor Vehicles policies, rules and regulations, (iv) Federal and State regulations applicable to maintenance and repair of school bus vehicles, and (v) all New York State Education Department, policies, rules and regulations applicable to service, maintenance and repair of school bus vehicles. The Contractor shall maintain and, upon demand, shall present to the Director contemporaneously kept, accurate, complete, orderly and written records of the school bus vehicle, maintenance and repair activities performed in accordance with the foregoing.

            (b) The Director shall have the right to disapprove any vehicles under this Contract and to require the Contractor to furnish an acceptable replacement vehicles in the event that the Director determines in his/her reasonable judgment any such vehicle(s) to be unfit for service.

            (c) During the life of this Extension Agreement all vehicles must comply with the following:

                  (i) By July 1, 2000 no more than 30% of the number of vehicles operated by a Contractor as of June 30, 2000 pursuant to this contract may be manufactured prior to 1987;

                  (ii) By July 1, 2001 no more than 25% of the number of vehicles operated by a Contractor as of June 30, 2000 pursuant to this contract may be manufactured prior to 1987;

                  (iii) By July 1, 2002 no more than 20% of the number of vehicles operated by a Contractor as of June 30, 2000 pursuant to this contract may be manufactured prior to 1987;

                  (iv) By July 1, 2003 no more than 15% of the number of vehicles operated by a Contractor as of June 30, 2000 pursuant to this contract may be manufactured prior to 1987;

                  (v) By July 1, 2004 no more than 10% of the number of vehicles operated by a Contractor as of June 30, 2000 pursuant to this contract may be manufactured prior to 1987;

            (d) The Contractor may continue to use the vehicles that are in service as of the date of the execution of this Extension and Amendment Agreement throughout the term of said Exten-sion and Amendment Agreement, provided each such vehicle is in compliance with sub-paragraphs a, b and c hereof. However, any new vehicles that shall be placed into service during the term of this Extension and Amendment Agreement shall be not more than five years old at the time such vehicle is placed into service. Vehicles transferred among contractors that are subject to common control shall not be considered as new vehicles under the preceding sentence. In his/her reasonable discretion, the Director may allow the continued use of any given contractor's vehicles that are in service as of the date of the execution of this Extension and Amendment Agreement upon an assignment of the Contract, if and to the extent any such assignment shall be approved in accordance with the terms and conditions of the Contract, as heretofore amended and extended.

      (3) List of Vehicles. At any time stated by the Director, the Contractor must provide a list of all vehicles, including spare and maintenance vehicles, to be operated during each Extension year. Each list must show for every vehicle the year, make, type, seating capacity, registration number, bus number, license plate number, owner, lessee (if applicable), and the expiration date of the New York State Department of Transportation approval sticker. The information must be provided on forms approved and supplied by the BOE, and the Contractor must supply a copy of the title or certificate of registration for each listed vehicle. Whenever any changes occur in the list of vehicles, the Contractor must update the list within ten(10) business days. In addition, the Contractor must provide at the same time written assurance that all vehicles are equipped with two-way radios.

      (4) Air Conditioning/Climate Control Systems. Each vehicle that is required to have an Air Conditioning/Climate Control System must be equipped with an air conditioning system with sufficient power-train, electrical, and engine cooling support systems to maintain comfortable conditions throughout the entire interior of the vehicle during any warm weather periods at ambient temperatures not higher nor lower than necessary to meet the medical and comfort needs of each passenger.

            (a) By July 1, 2000, five percent (5%) of all mini wagons, ramp wagons and hydraulic lifts operated by the contractor pursuant to this contract will be required to be equipped with air conditioning/climate control systems.

            (b) By July 1, 2001, ten percent (10%) of all mini wagons, ramp wagons and hydraulic lifts operated by the contractor pursuant to this contract will be required to be equipped with air conditioning/climate control systems.

            (c) By July 1, 2002, fifteen percent (15%) of all mini wagons, ramp wagons and hydraulic lifts operated by the contractor pursuant to this contract will be required to be equipped with air conditioning/climate control systems.

            (d) By July 1, 2003, twenty percent (20%) of all mini wagons, ramp wagons and hydraulic lifts operated by the contractor pursuant to this contract will be required to be equipped with air conditioning/climate control systems.

            (e) By July 1, 2004, twenty-five percent (25%) of all mini wagons, ramp wagons and hydraulic lifts operated by the contractor pursuant to this contract will be required to be equipped with air conditioning/climate control systems.

      (5) Fax Machines. All contractors must provide to the Director an available number where documents pertaining to pupil transportation may be faxed.

      (6) Computer Systems. The Contractor will be required to maintain a computer system sufficient to run applications developed by the Office of Pupil Transportation. Currently the minimum computer system required is as follows: Pentium II Computer, 4 megabytes RAM, 6 gigabyte hard disk, Windows 95 or Windows 98, and 56k Modem. During the life of this Extension Agreement, the contractor will be required to update the computer system as required by the Director.

      (7) New Laws, Rules, Regulations, Bylaws or School Bus Safety Features. Whereupon any Federal, State, local or BOE laws, rules, regulations or bylaws are enacted, updated, revised, amended or otherwise changed in any manner which require the Contractor to undertake any new or revised procedures affecting school bus personnel or operations (i.e., school bus personnel drug or alcohol testing, driver licensing or training procedures, etc.) or the introduction onto vehicles of new safety features or any other equipment (e.g., increased seat-back padding, back-up beepers, stop arms, safety sensors, seat belts, etc.), the Contractor must comply promptly. The Contractor must assume the full cost of compliance with any new or revised driver and/or operational procedures and/or for the purchase and installation of new safety features and/or other equipment in compliance with any such legal and/or regulatory changes and shall not be entitled to any additional remuneration from the BOE except as expressly permitted by law, i.e., if the BOE is able to obtain State aid or other Federal, State of New York and/or City of New York funding to pay for all or any portion of the Contractor's compliance with such legal and/or regulatory changes, the BOE shall pay the Contractor for such compliance but only to the extent of the Board's receipt of such funding.

      (8) Railroad Crossings. Each driver must make a full stop at all railroad crossings, except that no stop is necessary at any railroad crossing where a police officer, New York City Department of Transportation traffic control officer, or a traffic control signal directs traffic to proceed.

      (9) EZ Pass. Every vehicle used under this Contract (including spare vehicles but not maintenance vehicles) that crosses one or more toll bridges as part of the performance of its regularly scheduled run(s) must be equipped with an EZ Pass that meets all applicable laws, rules and regulations. In addition, the Contractor shall purchase and maintain a sufficient number of EZ Passes to ensure that all buses used for field trips shall be able to have EZ Passes to speed their passage across any affected toll bridges.

      (10) Back-Up Warning Alarms. Every vehicle used under this Contract (including spare and maintenance vehicles) must be equipped with an automatic audible alarm system installed behind the rear axle. The said alarm system on each vehicle must comply in every respect with the official published standards of the Society of Automotive Engineers (hereinafter expressed as "SAE") entitled, "Back-up Alarm Standards," (SAE No. 994b) specifying 97+/-4dBA for rubber tired vehicles as well as all applicable Federal, State of New York, City of New York and/or BOE laws, bylaws, rules, regulations and policies as the same currently exist or may be created, added, deleted, updated, recodified, revised, amended or otherwise changed during the term of this Extension and Amendment Agreement.

      (11) Use of Vehicles. ARTICLE XII entitled, "Use of Vehicles," in Contract Serial Nos. 0070, 8108, G8805, G8891 and G9325 and Article 35 entitled, "Use of Vehicles," in Contract Serial No. 7165, are hereby amended by the addition of sixth and seventh unnumbered paragraphs, respectively, at the end of each such Article to read as follows:

            "In addition to all other uses of vehicles prescribed in pupil transportation contracts, the Director shall have the right, power and authority to require the Contractor to provide vehicles during the hours between the transportation of pupils to school for the morning sessions and the pick-up of pupils for homeward bound trips for service to other mayoral and/or non-mayoral City of New York agencies and to any other public agencies and/or private organizations, as determined by the Director. While not previously invoked to any great extent during the period of the Contract, the provisions of the third unnumbered paragraph contained in this
            Article XII are still in full force and effect as stated herein. The Contractor shall be entitled to payment for such services as stipulated in this contract. At no time shall such service interfere with the timely transportation of pupils to and from school."

(H) MISCELLANEOUS FINANCIAL AMENDMENTS. Any express terms, conditions and specifications to the contrary notwithstanding, the Contract is hereby amended as follows:

      (1) SED State Aid and Other Forms. The Contractor does hereby warrant and agree to complete and duly execute any and all New York State Education Department (herein expressed as "SED") forms for State aid and other purposes that shall be needed to maintain the continuity of funding for this Extension and Amendment Agreement.

      (2) Cancellation.

            (a) General Terms and Conditions Section 7 entitled, "Cancellation," is amended so that the Director may seek to have the Contractor declared by the Chancellor's Board of Review to be in default of the Contract either as a whole or merely in one or more "items" of the Contract, i.e., the Contract is divisible into its several "items." Upon a finding of default, the Chancellor's Board of Review may terminate the whole Contract or merely one or more contractual "items."

            (b) General Terms and Conditions Section 7 entitled, "Cancellation," is amended by the addition of a new paragraph "D" to read as follows:

                  "In the event of significant or repeated safety violations due to acts of commission and/or omission by the Contractor or its employees that result from the Contractor' s failure and/or refusal to conduct its operations according to good pupil transportation industry practices, the BOE may terminate the Contract upon thirty(30) days written notice to the
                  Contractor, unless the Contractor can establish to the Director's reasonable satisfaction that the Contractor's record of safety will thereafter be satisfactory according to good industry practices. For purposes of this provision, the term "safety violations" shall mean significant and/or repeated violation of safety laws and/or regulations of the U.S. Department of Transportation, the New York State Department of Transportation, the New York City Department of Transportation and/or the BOE, provided, that before terminating this agreement for significant and/or repeated safety violations, OPT shall provide the Contractor with notice and an opportunity to cure."

            (c) General Terms and Conditions Section 7 entitled, "Cancellation," is amended by the addition of a new paragraph "E" to read as follows:

                  "In the event of an indictment of the Contractor, its principals, officers, or management employees on the basis of acts of commission or omission involving or affecting the provision of pupil transportation services under any BOE pupil transportation contract(s) including, but not limited to, acts of commission or omission that excessively increase BOE costs of doing business, the BOE may, at the Director's discretion, either terminate the Contract upon thirty(30) days written notice to the Contractor or require the Contractor to obtain the employment termination and/or ownership divestiture of the indicted party(ies). Before a final decision on either disposition, the Director shall afford the Contractor a personal meeting to allow for a full, open discussion of relevant issues."

            (d) General Terms and Conditions Section 7 entitled, "Cancellation," is amended by adding a new paragraph "F" to read as follows:
            "Nothing herein shall otherwise limit the rights and remedies of the Director and/or the Board of Education as set forth in this Contract."

      (3) BOE Procedural Due Process Arising from Controlled Substance and/or Alcohol Consumption and Abuse. The Contractor does hereby stipulate and agree that Federal and State of New York courts and the SED have issued judicial decisions requiring the BOE to administer forms of procedural due process under certain circumstances in cases where any of the Contractor's employees or subcontractor employees have their BOE certifications of approval suspended and/or permanently revoked as a consequence of positive test results for the presence of a controlled substance(s) and/or alcohol. The Contractor does hereby further stipulate and agree to comply fully with all Federal, State of New York, City of New York and BOE laws, bylaws, rules, regula-
      tions, procedures and policies applicable to the prohibition of consumption of, and testing for, controlled substances and alcohol with respect to its employees and subcontractor employees that affect the safe operation of school bus vehicles as the same currently exist or shall be added, deleted, updated, amended, revised or otherwise changed during the Term of this Contract. The Contractor does hereby further stipulate and agree that compliance with the preceding sentence shall require the Contractor to administer effectively a program of controlled substance and alcohol abuse prevention, training, testing and other services, for portions of which the Contractor may elect to use professional subcontractors. The Contractor shall submit to the BOE for advance and continuing'(11) approval by the OPT Director full and detailed written information" about every subcontractor that the Contractor shall elect to use to provide controlled substance and alcohol abuse prevention, training, testing and other services under this Contract. The Contractor does hereby further stipulate and agree that, if the OPT Director shall reasonably determine that the reversal, disqualification or other nullification by the BOE, a Federal or State court, the SED and/or any other tribunal of competent jurisdiction of a positive test result for a controlled substance(s) and/or alcohol shall have been caused and/or permitted by the Contractor's failure and/or refusal to administer effectively a program of controlled substance and alcohol abuse prevention, training, testing and other services, the Contractor shall pay all BOE and/or City of New York costs for disciplinary conferences, other forms of procedural due process and the defense ofjudicial, administrative and/or other claims, actions, proceedings, special proceedings and/or appeals. Such BOE and/or City costs may include, but shall not be limited to, BOE administrative personnel hourly rates, BOE facilities use fees, expert witness fees, subcontractor and other document production fees, back pay for Contractor employees, and reasonable attorney fees. Reasons for an OPT Director's determination that a reversal, disqualification or other nullification by the BOE, a Federal or State court, the SED and/or any other tribunal of competent jurisdiction of a positive test result for a controlled substance(s) and/or alcohol shall have been caused and/or permitted by the Contractor's failure and/or refusal to administer effectively a program of controlled substance and alcohol abuse prevention, training, testing and other services may include, but shall not be limited to, failure to maintain adequate records, failure to produce evidence and/or expert testimony from a subcontractor(s), failure to safeguard the chain of custody of a test sample(s), and failure to use adequate and/or approved scientific testing methods.

      (4) Sales, Excise and Use Taxes. The Contractor does hereby agree and warrant to cooperate fully with the BOE to eliminate of the Contractor's payment of Federal, State and local sales, excise and use taxes on purchases, leases and other transfers that the Contractor makes, effects,

-----------------------
(10) In the event that the OPT Director shall inquire into any allegation(s) that any previously approved subcontractor shall have provided unsatisfactory performance of its controlled substance and alcohol abuse prevention, training and/or testing responsibilities, the Contractor shall furnish full and detailed written information about the affected subcontractor and shall otherwise provide all reasonable assistance in the conduct of any such BOE inquiry. Whereupon the OPT Director shall determine after such an inquiry that any previously approved subcontractor shall have provided unsatisfactory performance of its controlled substance and alcohol abuse prevention, training and/or testing responsibilities, the Contractor shall cease and desist from any use of such subcontractor immediately upon receipt of written notice from the OPT Director to that effect.

(11) The OPT Director may prescribe the types of information of subcontractor information to be supplied, in which case the BOE shall supply without cost to the Contractor a form(s) for the provision of such information.

      causes or allows in the performance of the Contract. The Contractor does hereby further consent and agree to cooperate fully with BOE efforts to eliminate Federal, State and local sales, excise and use taxes through a program(s) of BOE purchases of gasoline, diesel fuel, automotive parts, safety equipment and other goods, materials, commodities and/or services, which the BOE may supply to the Contractor and which the Contractor shall use to perform the Contract with the cost of that same being deducted from any and all BOE payments to the Contractor. The BOE may elect to promulgate particular rules and procedures regarding the elimination of such taxes, a draft copy of which the Board shall circulate to the Contractor for comment before final promulgation. Such rules and procedures may include, but are not necessarily limited to, the following:
      (a) the Contractor's use of the Board's tax exempt status when making, effecting, causing or allowing purchases, leases and other transfers in the performance of the Contract (the Board shall furnish the Contractor with appropriate forms and procedures), provided, that the Contractor shall remain the purchaser or lessee of its vehicles, goods, commodities, supplies, equipment and so forth; (b) the Contractor's use of BOE-supplied gasoline, diesel fuel, automotive parts, safety equipment and other goods, materials, commodities and/or services, the cost of which the BOE shall deduct from any and all payments to the Contractor; and, (c) the Contractor's cooperation through the production of documentary and other evidence and testimony, as specified by the Board, with any and all attempts by the BOE to seek and obtain refunds of any and all Federal, State and local excise, sales and use taxes that the Contractor has paid during any applicable statutory period of limitation for goods, fuel, commodities, services, leases, etc. in the performance of the Contract. The Board does hereby stipulate and agree that it will not seek any refunds or other remedies affecting sales, excise and/or use taxes, regarding which the Contractor shall be entitled to or shall have obtained an exemption(s), credit(s) and/or refund(s), except where the Contractor shall have failed and/or re fused to have sought any affected exemption(s), credit(s) and/or refund(s). Whereupon the BOE shall require the Contractor to produce documentary and other evidence and testimony in the course of any attempt by the Board to seek and obtain refunds of any such taxes, the Board shall pay the Contractor, as consideration for such cooperation, twenty percent (20%) of any refund amount attributable to the Contractor's purchases, leases and other transfers, but only when and after such refund amounts are actually received by the Board. If the Contractor shall have obtained an exemption(s) or refund(s) or shall have taken a credit(s) and/or deduction(s) from income or other taxes with respect to all or any portion of Federal, State and/or local sales, excise and/or compensating use taxes applicable to vehicles, goods, commodities, supplies, equipment and so forth under this Contract, then the Contractor shall not be required to furnish documentation in support of a tax refund in connection with the affected sales, excise and/or compensating use taxes but, upon request, shall instead furnish the BOE with a full written statement describing the exemption(s), credit(s) and/or deduction(s) regarding all or any portion of Federal, State and/or local sales, excise and/or compensating use taxes applicable to vehicles, goods, commodities, supplies, equipment and so forth under this Contract to confirm that the Contractor's Cost Justification Financial Statements and any other financial reports do not include any tax expenses that shall have been exempted, credited and/or refunded.

      (5) Limitation on Payments for Days When Vehicles Are Not Operated. All provisions of contracts under Serial No. 7165 prescribing no payments for when days when vehicles are not operated shall remain unchanged for Extension Year 2000-01 but are hereby amended for Extension Years 2001-02 through 2004-05 to reflect the changes hereinafter expressed for contracts under Serial Numbers 0070, 8108, G8801, G8891 and G9325. The first unnumbered paragraph of ARTICLE V of contracts under Serial Nos. 0070, 8108, G8801, G8891 and G9325 entitled, "PAYMENT," is hereby amended by the addition of the following language between the existing fourth and fifth sentences:

                  "The preceding sentence to the contrary notwithstanding, the Contractor shall be entitled to receive eighty-five percent (85%) of its daily rate(s) per vehicle for 'regularly scheduled school days' on which the Chancellor or his designee(s) shall order schools to be closed and/or pupils not to be in attendance for any reason, which percentage shall be deemed to represent costs that the Contractor is unable to avoid even when service is not furnished. The preceding sentence to the contrary notwithstanding, the Contractor shall not seek, nor be entitled to receive, payment for one (1) regularly scheduled school day during the 2000-01 Extension Year when the Chancellor or his designee(s) shall order students not to be in attendance and vehicles not to run; and, for a second regularly scheduled school day during the 2000-01 Extension Year when the Chancellor or his designee(s) shall order students not to be in attendance and vehicles not to run, the Board shall be entitled to pay eighty-five percent (85%) of the Contractor's daily rate(s) per vehicle in equal monthly installments over a period of thirty-six (36) months after the month in which the day of non-operation shall actually occur. The term 'regularly scheduled school day' is defined as any day on which schools are scheduled to be open in accordance with the official BOE Calendar as originally adopted and published annually and prior to amendment thereof. Moreover, the Contractor does hereby stipulate and agree on behalf of itself and its successors and assigns to discontinue with prejudice any and all pending claims, actions, proceedings and/or special proceedings against the BOE and to refrain from bringing any claims, actions, proceedings and/or special proceedings against the BOE that shall have accrued on or before the execution date of this Extension and Eleventh Amendment Agreement about any days on which schools were scheduled to have been opened but were closed for any reason by order of the Chancellor or his designee(s)."

      (6) Advertising on Vehicles.

            (a) The Contractor shall cooperate fully and completely with the Board of Education regarding the placement of advertisements on the two (2) exterior sides of all standard size vehicles, including spare vehicles. The Contractor shall not be responsible for any costs, labor or other work associated with the installation, repair, maintenance, replacement and/or removal of advertisements or the repair and/or maintenance of school bus vehicles in relation thereto. In addition, the Contractor must not cause, incur or allow any costs, expenses or other liabilities on its own part concerning anything whatsoever directly or indirectly related to the placement, repair, maintenance and/or removal of advertisements on school bus vehicles or the repair or maintenance of school bus vehicles in connection with such advertisements, and the Contractor shall not demand, nor be entitled to, any compensation from the Board of Education for any such costs, expenses or other liabilities.

            (b) The Contractor shall allow the BOE and/or BOE agents, employees, contractors, subcontractors or other representatives to affix any and all such advertisements to the Contractor's vehicles by any means the Board selects including, but not limited to, metal and/or plastic frames and/or direct-application adhesive decals, provided, that the BOE and/or its agent, employee, contractor, subcontractor and/or other representative shall be responsible for the cost to restore the vehicle bodies with respect to any damage upon removal. The Contractor shall cooperate fully to provide access to all of its vehicles under the Contract, including spare vehicles, at such times when they are not in use for BOE transportation service including the early morning, midday and evening hours, as the BOE and/or the BOE agents, employees, contractors, subcontractors or other representatives shall schedule with at least three(3) business days advance notice. Whereupon any advertisement or any component part thereof becomes damaged to any extent or destroyed, for any reason whatsoever, and/or whereupon any vehicle sustains damage or requires repairs or maintenance due to any advertisements or any component part thereof, the Contractor shall notify the Board's designated agents, employees, contractors, subcontractors or other representatives within twenty-four (24) hours by calling a "212," "718" or other local New York City telephone number which the Board shall supply to the Contractor. If the Contractor shall be dissatisfied for any reason with any vehicle repairs or maintenance supplied by the BOE or the Board's designated agents, employees, contractors, subcontractors or other representatives, the Contractor shall submit any such claim or dispute in writing to the OPT Director for resolution, whose decision shall be final and binding upon the Contractor, except for administrative appeal to the Chancellor's Board of Review pursuant to ss.8.3 of the Board of Education's Bylaws.

            (c) The Contractor does hereby stipulate and agree that all revenues or other consideration derived from the placement of advertisements on the Contractor's vehicles shall be and remain forever the sole and exclusive property of the Board of Education and not the Contractor. The Contractor further agrees to follow in every respect any and all rules, regulations, requirements, specifications or procedures concerning school bus advertisements that the Board may, in its sole discretion, promulgate in the Board's "SCHOOL BUS CONTRACTOR'S MANUAL OF PROCEDURES AND REQUIREMENTS," as currently or hereafter updated, revised or otherwise changed.

(I) INSURANCE AND FUEL COST INFLATION RELIEF PROVISIONS. Whereupon the New York State Legislature shall amend the Education Law to allow the BOE to obtain State funding to reimburse the Contractor for any amount of demonstrated and approved increases in the costs of automotive liability insurance, comprehensive general liability insurance, employee health care insurance, unemployment insurance, Worker's Compensation Insurance, and/or vehicle fuel costs, this Contract shall be deemed amended automatically and without any need for action by the parties to allow such reimbursement according to the exact language of such statutory provisions. Furthermore, all else to the contrary notwithstanding, the Contract is hereby amended to provide as follows:

      (1) Interim Excessive Insurance and Fuel Cost Inflation Relief Provisions. For only so long as the Education Law does not provide reimbursement by the State of New York for automotive liability insurance, comprehensive general liability insurance, employee health care insurance, unemployment insurance, Worker's Compensation Insurance and/or vehicle fuel cost increases, the Board does hereby agree to suspend partially or totally the application of the two percent (2%) prompt payment discount to which the BOE is otherwise entitled under the Contract but only for contracts under Serial Nos. 0070, 7165, 8108, G8805, G8891 and G9325 and only to the extent of the Contractor's monthly and/or annual written proof of eligibility as hereinafter specified. The preceding sentence to the contrary notwithstanding, the extent of the Contractor's eligibility to use its vehicle fuel cost increases to justify a suspension of the discount shall be reduced in the manner hereinafter specified at Paragraph(I)(7), et seq., by an amount equal to thirty percent (30%) of the Contractor's liability to the BOE if any, for overpayments by the BOE to Contractors from Extension Years 1986-87 through 1999-2000 hereinafter expressed as "Deductible Amount" that was the subject of consolidated litigation entitled, A. C. Transportation, Inc., et al., v. Board of Education of City of New York, et al., 253 A.D.2d 330, 687 N.Y.S.2d 1 (App.Div. 1 Dept. 1999), leave to appeal denied 93 N.Y.2d 808, 691 N.Y.S.2d 382, 713 N.E.2d 417 (1999).

      (2) Eligibility for Insurance Rate Increase Relief. The BOE shall determine annually whether the Contractor shall be eligible prospectively for partial or total suspension of the two percent (2%) prompt payment discount on the basis of the Contractor's submittal of written proof of sufficient insurance cost increases per vehicle and per employee, as applicable. The Contractor must submit an "Insurance Rate Increase Claim Statement," as hereinafter defined, by not later than October 15th of each Extension Year. The extent of the discount suspension, if any, shall be governed by the provisions hereinafter expressed at Paragraph (I)(4), et seq.

      (3) The term "Insurance Rate Increase Claim Statement" is defined as a written "review report" prepared by a CPA or PA licensed by the State of New York, except as otherwise noted herein. Each Insurance Rate Increase Claim Statement shall include all of the facts and figures deemed necessary by the Director to provide a full view of the Contractor's insurance cost increase claims for the applicable comparative periods hereinafter stated at Paragraph (I)(4), et seq. Each such review report shall state that a review shall have been performed in accordance with GAAP as of the date of a given review report and that the information in each Insurance Rate Increase Claim Statement shall have been based upon the representations of the Contractor's management. Each such review shall describe the nature of a review as distinct from an audit and shall describe the standard procedures that the CPA/PA shall have performed, e.g., an inquiry and an analytical review. Each review report shall give the limited assurance that, based upon the review, the CPA/PA shall not have been aware of any material modifications that should be made to the Insurance Rate Increase Claim Statement for it to be in conformity with GAAP. A compilation report shall not qualify as an Insurance Rate Increase Claim Statement. In addition, the CPA/PA preparing each review report must state that he/she shall have studied the cost justification manual that shall be supplied by the Board and shall have applied the standards contained in the Board's manual to the development of each Insurance Rate Increase Claim Statement. If the Contractor shall not have had a CPA-audited financial report performed for any purpose before July 1, 2000, then the Contractor shall be required to submit a certified audited statement by a CPA for its first Insurance Rate Increase Claim Statement hereunder. In addition, the CPA/PA who shall prepare each Insurance Rate Increase Claim Statement must have no interest in this Contract, the Contractor and/or any entity affiliated in any manner with the Contractor and must so certify in writing. Each Insurance Rate Increase Claim Statement shall utilize a form prescribed by the Director.

      (4) Documentation of Insurance Premium Rate Increases. To show increases in the premiums rates for automobile liability insurance, comprehensive general liability insurance, employee health care insurance, unemployment insurance and/or Worker's Compensation Insurance the Contractor must submit with its annual Insurance Premium Rate Increase Claim Statement copies of the full insurance policies and copies of all invoices from the insurance carriers, governmental agencies and/or health/welfare funds noting the full amounts of premiums and other costs on per vehicle and per employee bases, as applicable, that are the subject of the Contractor's claims. To be eligible for partial or total suspension of the two percent (2%) prompt payment discount, the Contractor must be able to demonstrate the following:

            (a) For a suspension of the discount during the 2000-01 Extension Year, the Contractor must show on per vehicle and per employee bases, as applicable, the differences between all premiums paid for automobile liability insurance, comprehensive general liability insurance and employee health care insurance only(12) for the period from July 1, 1999 to June 30, 2000 and the amounts paid for such coverage for the period from July 1, 1998 to June 30, 1999. The percentage of difference for all such costs shall be calculated as a weighted average of the percentages of difference for each type of cost in relation to the total amount that the Contractor shall have paid for each category of insurance. For a total discount suspension during Extension Year 2000-01, the weighted average difference between the two(2) years must at least equal the value of the discount itself for the 1999-2000 Extension Year as adjusted by the annual percentage of increase for the 2000-01 Extension Year provided at ARTICLE V-A, 28(C) or 29(D) (as applicable) of the Contract. To the extent that the weighted average difference is between zero percent(0%) and two percent(2%), there will be a proportionate reduction in the discount suspension, i.e., a "partial" suspension.

---------------------
(12) Cost increases for unemployment insurance and Worker's Compensation Insurance shall not be included for purposes of suspension of the discount during the 2000-01 Extension Year.

            (b) For a suspension of the discount during the 2001-02 Extension Year, the Contractor must show on per vehicle and per employee bases, as applicable, the differences between all premiums paid for automobile liability insurance, comprehensive general liability insurance and employee health care insurance only for the period from July 1, 2000 to June 30, 2001 and the amounts paid for such coverage for the period from July 1, 1998 to June 30, 1999. In addition, the Contractor must show on per vehicle and per employee bases, as applicable, the differences between all premiums paid for unemployment insurance and Worker's Compensation Insurance for the period from July 1, 2000 to June 30, 2001 and the amounts paid for such coverage for the period from July 1, 1999 to June 30, 2000. The percentage of difference for all such costs shall be calculated as a weighted average of the percentages of difference for each type of cost in relation to the total amount that the Contractor shall have paid for each category of insurance. For a total suspension of the discount during the 2001-02 Extension Year, the weighted average difference between the two(2) years must at lease equal the value of the discount itself for the 2000-01 Extension Year as adjusted by the annual percentage of increase for the 2001-02 Extension Year provided at ARTICLE V-A, 28(C) or 29(D) (as applicable) of the Contract. To the extent that the weighted average difference is between zero percent(0%) and two percent(2%), there will be a proportionate reduction in the discount suspension, i.e., a "partial" suspension.

            (c) For a suspension of the discount during the 2002-03 Extension Year, the Contractor must show on per vehicle and per employee bases, as applicable, the differences between all premiums paid for automobile liability insurance, comprehensive general liability insurance and employee health care insurance only for the period from July 1, 2001 to June 30, 2002 and the amounts paid for such coverage for the period from July 1, 1998 to June 30, 1999. In addition, the Contractor must show on per vehicle and per employee bases, as applicable, the differences between all premiums paid for unemployment insurance and Worker's Compensation Insurance for the period from July 1, 2001 to June 30, 2002 and the amounts paid for such coverage for the period from July 1, 1999 to June 30, 2000. The percentage of difference for all such costs shall be calculated as a weighted average of the percentages of difference for each type of cost in relation to the total amount that the Contractor shall have paid for each category of insurance. For a total suspension of the discount during the 2002-03 Extension Year, the weighted average difference between the two(2) years must at least equal the value of the discount itself for the 2001-02 Extension Year as adjusted by the annual percentage of increase for the 2002-03 Extension Year provided at ARTICLE V--A, 28(C) or 29(D) (as applicable) of the Contract. To the extent that the weighted average difference is between zero percent(0%) and two percent(2%), there will be a proportionate reduction in the discount suspension, i.e., a "partial" suspension.

            (d) For a suspension of the discount during the 2003-04 Extension Year, the Contractor must show on per vehicle and per employee bases, as applicable, the differences between all premiums paid for automobile liability insurance, comprehensive general liability insurance and employee health care insurance only for the period from July 1, 2002 to June 30,

            2003 and the amounts paid for such coverage for the period from July 1, 1998 to June 30, 1999. In addition, the Contractor must show on per vehicle and per employee bases, as applicable, the differences between all premiums paid for unemployment insurance and Worker's Compensation Insurance for the period from July 1, 2002 to June 30, 2003 and the amounts paid for such coverage for the period from July 1, 1999 to June 30, 2000. The percentage of difference for all such costs shall be calculated as a weighted average of the percentages of difference for each type of cost in relation to the total amount that the Contractor shall have paid for each category of insurance. For a total suspension of the discount during the 2003-04 Extension Year, the weighted average difference between the two(2) years must at least equal the value of the discount itself for the 2002-03 Extension Year as adjusted by the annual percentage of increase for the 2003-04 Extension Year provided at ARTICLE V-A, 28(C) or 29(D) (as applicable) of the Contract. To the extent that the weighted average difference is between zero percent(0%) and two percent (2%), there will be a proportionate reduction in the discount suspension, i.e., a "partial" suspension.

            (e) For a suspension of the discount during the 2004-05 Extension Year, the Contractor must show on per vehicle and per employee bases, as applicable, the differences between all premiums paid for automobile liability insurance, comprehensive general liability insurance and employee health care insurance only for the period from July 1, 2003 to June 30, 2004 and the amounts paid for such coverage for the period from July 1, 1998 to June 30, 1999. In addition, the Contractor must show on per vehicle and per employee bases, as applicable, the differences between all premiums paid for unemployment insurance and Worker's Compensation Insurance for the period from July 1, 2003 to June 30, 2004 and the amounts paid for such coverage for the period from July 1, 1999 to June 30, 2000. The percentage of difference for all such costs shall be calculated as a weighted average of the percentages of difference for each type of cost in relation to the total amount that the Contractor shall have paid for each category of insurance. For a total suspension of the discount during the 2004-05 Extension Year, the weighted average difference between the two(2) years must at least equal the value of the discount itself for the 2003-04 Extension Year as adjusted by the annual percentage of increase for the 2002-03 Extension Year provided at ARTICLE V-A, 28(C) or 29(D) (as applicable) of the Contract. To the extent that the weighted average difference is between zero percent(0%) and two percent(2%), there will be a proportionate reduction in the discount suspension, i.e., a "partial" suspension.

      (5) Eligibility for Fuel Cost Increase Relief. The BOE shall determine monthly and annually whether the Contractor shall be eligible prospectively for partial or total suspension of the two percent(2%) prompt payment discount on the basis of the Contractor's submittal of written proof of sufficient vehicle gasoline and vehicle diesel fuel cost increases per gallon. The Contractor must submit to the BOE with each regular monthly invoice a "Monthly Vehicle Fuel Cost Increase Claim
      Statement," as hereinafter defined. In addition, the Contractor must submit to the BOE an "Annual Vehicle Cost Increase Summary Statement," as hereinafter defined, by August

      15th following each Extension Year. The extent of the discount suspension, if any, shall be governed by the provisions hereinafter expressed at Paragraph (I)(7), et seq.

      (6) The term "Monthly Vehicle Fuel Cost Increase Claim Statement" is defined as a written and attested certification by the Contractor that shall state (a) the Contractor's total monthly usage in gallons of vehicle gasoline and total monthly usage in gallons of vehicle diesel fuel under this Contract, (b) the average RACK Rates(13) for vehicle gasoline and vehicle diesel fuel for the base period of January 1, 1999 to June 30, 2000, (c) the sums of the foregoing average RACK Rates for vehicle gasoline and vehicle diesel fuel plus the respective products of the said average RACK Rates multiplied by the CPI increase percentage 14 for the month preceding the month of the Contractor's affected service invoice (hereinafter expressed as "Base RACK Rates"), (d) the RACK Rates for vehicle gasoline and vehicle diesel fuel for the month preceding the month of the affected Contractor's service invoice, (e) the unit cost differences of the monthly RACK Rates expressed heretofore at Paragraph
      (I)(6)(d)  minus the Base RACK Rates  expressed  heretofore  at  Paragraph
      (I)(6)(b4 (f) the remainders resulting from each application of the calculations expressed heretofore at Paragraph (I)(6)(e) multiplied by the respective monthly total gallons of gasoline and diesel fuel that the Contractor consumes under this Contract (hereinafter expressed as "Excess Vehicle Fuel Cost"), and (g) all other information required for eligibility as expressed hereinafter at Paragraph (I)(7), et seq. The term "Annual Vehicle Fuel Cost Increase Summary Statement" is defined as a written "review report" prepared by a CPA or PA licensed by the State of New York, except as otherwise noted herein. Each Annual Vehicle Fuel Cost Increase Summary Statement shall include all of the facts and figures deemed necessary by the Director to provide a full annually adjusted summary of the Contractor's vehicle fuel cost increase claims for the applicable comparison periods heretofore expressed in the requirements for Monthly Vehicle Fuel Cost Increase Claim Statements and hereinafter expressed at Paragraph (I)(7), et seq. Each such review report shall state that a review shall have been performed in accordance with GAAP as of the date of a given review report and that the information in each Annual Vehicle Fuel Cost Increase Summary Statement shall have been based upon the representations of the Contractor's management. Each such review shall describe the nature of a review as distinct from an audit and shall describe the standard procedures that the CPA/PA shall have performed, e.g., an inquiry and an analytical review. Each review report shall give the limited assurance that, based upon the review, the CPA/PA shall not have been aware of any material modifications that should be made to the Annual Vehicle Fuel Cost Increase Summary Statement for it to be in conformity with GAAP. A compilation report shall not qualify as an Annual Vehicle Fuel Cost Increase Summary Statement. In addition, the CPA/PA preparing each review report must state that he/she shall have studied the cost justification manual that shall be supplied

-------------------
(13) The term "RACK Rates" is hereby defined as the "average petroleum product manufacturer gross dock rates for vehicle gasoline and vehicle diesel fuel without sales, excise or compensating use taxes, discounts or any other adjustments," as published regularly by the Oil Price Information Service, a division of United Communications Group, Inc., or its successor.

(14) For this purpose, the "CPI increase" is hereby defined as the aggregate percentage increase in the consumer price index for the New York, New York-Northeastern, New Jersey area, based upon the index for all urban consumers (CPI-U), as stated in Education Law ss.305(14(a).

by the Board and shall have applied the standards contained in the Board's manual to the development of each Annual Vehicle Fuel Cost Increase Summary Statement. If the Contractor shall not have had a CPA-audited financial report performed for any purpose before July 1, 2000, then the Contractor shall be required to submit a certified audited statement by a CPA for its first Annual Vehicle Fuel Cost Increase Summary Statement hereunder. In addition, the CPA/PA who shall prepare each Annual Vehicle Fuel Cost Increase Summary Statement must have no interest in this Contract, the Contractor and/or any entity affiliated in any manner with the Contractor and must so certify in writing. Each Annual Vehicle Fuel Cost Increase Summary Statement shall utilize a form prescribed by the Director.

      (7) Documentation of Vehicle Fuel Cost Increases. To be eligible for partial or total suspension of the two percent(2%) prompt payment discount, the Contractor must show the following:

            (a) For a total or partial suspension of the discount, the Contractor must show each month on a total dollar basis the differences between the Excess Vehicle Fuel Costs for vehicle gasoline and vehicle diesel minus one thirty-sixth(1/36) of the Contractor's Deductible Amount. If the remainder from the formula in the preceding sentence shall at least equal the value of the discount itself for the affected month, the Contractor shall be entitled to a total suspension of the discount for that month. To the extent that the remainder shall fall below the value of the discount on a monthly basis, there will be a proportionate reduction in the discount suspension, i.e., a "partial" suspension. To the extent that any seasonal adjustments in the CPI shall occur, the Contractor shall use the preceding formula on an adjusted annualized basis and demonstrate it and the results in each Annual Vehicle Fuel Cost Increase Summary Statement.

      (8) BOE Payment Deadline for Application of Prompt Payment Discount. The Contractor does hereby stipulate and agree that the two percent(2%) prompt payment discount shall be deemed to apply to payments for all services rendered under the Contract that the BOE makes within six(6) business days after thirty(30) Calendar days shall have elapsed from the date of the BOE's receipt of the Contractor's monthly invoice.

      (9) Audit and Recovery of Overpayment. Each Insurance Rate Increase Claim Statement, Monthly Vehicle Fuel Cost Increase Claim Statement and Annual Vehicle Fuel Cost Increase Summary Statement shall be subject to review, audit and approval by the BOE. The BOE shall have the right to recover any amounts paid to the Contractor including, but not limited to, seasonal adjustments that the BOE shall determine to have been unjustified either be a deduction(s) from any later payment(s) that shall become due and payable to the Contractor or by a refund payment by the Contractor upon written request from the BOE.

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                                       41


      (10) Limitation on Actions. If the Contractor shall dispute any finding, determination or other action by the OPT Director or any other BOE unit or official arising from anything contained in Paragraph (I) of this Extension and Eleventh Amendment Agreement pertaining to the suspension of the prompt payment discount, the Contractor's sole remedy and legal action shall be an appeal to the Chancellor's Board of Review pursuant to Section
      8.3 of the Bylaws of the Board of Education, the decision of which board shall be final, binding upon the Contractor, and not subject to any claim, action, proceeding, special proceeding and/or other form of further appeal. If the Contractor shall institute any claim, action, proceeding, special proceeding and/or other form of appeal after a final decision by the Chancellor's Board of Review, the Contractor shall consent, upon request by the BOE and/or the City of New York, to a dismissal with prejudice of such claim, action, proceeding, special proceeding and/or other form of appeal.

(J) GENERAL MISCELLANEOUS AMENDMENTS. All else to the contrary notwithstanding, the Contract is hereby amended as follows:

      (1) Standardization of Contracts. The Contractor does hereby stipulate and agree that contracts awarded under Serial Nos. 0070, 8108, G8801, G8891 and G9325 all form an interwoven system for the provision of pupil transportation services as fully and completely as if they were awarded simultaneously, and, therefore, constitute one contract. This includes contracts that successor vendors obtain through assignments, mergers, acquisitions, management agency agreements or any other means. Therefore, any individual contractor with more than one contract will be deemed for all intents and purposes to possess one contract. Furthermore, any group of vendor entities subject to common ownership or control that holds more than one contract will be deemed for all intents and purposes to be one contractor with one contract, namely, the Contract.

      (2) Changes Affecting the Contractor. The Contractor shall provide written notice to the BOE on forms prescribed by the Director of each change affecting the following: partners, sole proprietors, management control, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or the organization of ownership of the contractor, i.e., the corporation, partnership or sole proprietorship. Changes in the contractor include, but are not limited to, the following: corporate or partner voting power; sale, transfer or other alienation of corporate, partnership or sole proprietorship assets; sale or transfer of corporate stock or partnership interest over five percent (5%); or, any other action that may affect BOE interests.

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                                       42


      (3) Office of Pupil Transportation. All references in the Contract and any previous extension and amendment agreements to the "Bureau of Pupil Transportation" are hereby amended to read, "Office of Pupil Transportation."

      (4) NYSDOT Bus Inspection System. The Contractor shall not allow its New York State Department of Transportation "Out of Service Rate" to exceed an average of twenty percent(20%) over any three consecutive six-month inspection periods during the Term of this Extension and Amendment Agreement.

      (5) School Bus Contractor's Manual of Procedures and Requirements. The Office of Pupil Transportation's School Bus Contractor's Manual of Procedures and Requirements (hereinafter expressed as "Contractor's Manual"), issued on June 1, 1982, is hereby incorporated by this reference into, and made a part of, this Contract as if the "Contractor's Manual" were set forth herein in its entirety. Contractors and its employees, agents, successors, assigns, subcontractors and subcontractor employees must observe and comply fully with all rules, requirements and procedures as expressed in the "Contractor's Manual." The Director shall have the right, authority and sole discretion to add, delete, revise, update, reissue or otherwise change any and all rules, procedures and/or requirements in the "Contractor's Manual" at any time without prior notice to any party. Any and all provisions of the Contract, including but not limited to the Article regarding Liquidated Damages, which refer to Pupil Transportation Handbook Nos. 1, 2 and/or 3, are hereby amended to refer solely to the "Contractor's Manual."

      (6) Standards of Professional Conduct and Performance. If the Director promulgates new standards of professional conduct and/or minimum levels of competency or performance for drivers and escorts, the Contractor must ensure that all affected employees are made fully aware of, and act in full compliance with, such new standards. In addition, the Contractor must certify in the manner prescribed by the Director that each and every driver, escort and other affected employee has received written notification of such new standards.

      (7) Computer Systems. The Contractor shall maintain a computer system sufficient to run applications developed by OPT. As of the 2000-01 Extension Year, the minimum computer system for the Contractor to maintain must include the following elements: (a) Pentium II Computer; (b) 4 megabytes RAM; (c) 6 gigabyte hard disk; (d) Windows 95 or Windows 98; (e) Word for Windows 95 or 98; and, (f) 56k Modem. During the life of this Extension Agreement, the Contractor shall update its computer system as required by the Director.

      (8) Uniform  Attire of  Transportation  Crews.  Unnumbered  Paragraph 9 of
      Article XVII entitled, "Vehicle Operator Standards," is hereby amended to add the following provisions: (a) on August 15th prior to the start of the 2000-01 Extension Year, the Contractor shall submit one (1) complete sample each of the current or new uniforms to be worn by drivers; (b) within five (5) business days of the submittal, the Director shall have the sole discretion whether to approve or disapprove the Contractor's choice of uniform attire for any class of employees, i.e., this provision affects current choices of uniforms as well as prospective choices; (c) whereupon the Direc-tor disapproves any choice of uniform attire, the Contractor must replace, at no expense to the BOE, the affected uniform items with those acceptable to the Director; and, (d) the Contractor must submit for approval to the Director any proposed change(s) in any item(s) of uniform attire before such change(s) becomes effective.

      (9) Access to Premises. The Contractor and its employees, agents, successors, assigns, subcontractors and subcontractor employees must grant to OPT inspectors, BOE administrative personnel, City of New York administrative personnel, and State of New York administrative personnel full cooperation and access to all premises, vehicles, books and records for the purpose of vehicle and garage inspections and related functions as well as the review and audit of the Contractor's records to ascertain compliance with the Contract and/or any Federal, State, local and/or Board of Education laws, rules, regulations and/or bylaws.

      (10) Unlawful or Unenforceable Provisions Void. Whereupon this Extension and Amendment Agreement shall be found to contain any unlawful or unenforceable provision(s), such provision(s) shall be deemed of no effect and will, upon application of either party, be stricken from this document without thereafter affecting the binding force of the remainder of this Extension and Amendment Agreement.

      (11) Approval and Execution. This Extension and Amendment Agreement will not become binding or effective upon the Board of Education until the following series of events will have transpired: (a) approval as to legal sufficiency by the BOE Office of Legal Services; (b) authorization by a resolution duly adopted by a vote of the Board of Education; (c) execution on behalf of the Board of Education by the Chancellor or his/her designee;
      (d) approval by the New York State Commissioner of Education; (e) initial registration with Comptroller and re-registration with the Comptroller each year thereafter; and, (f) initial approval and subsequent annual re-approval by the New York State Financial Control Board pursuant to the New York State Emergency Act for the City of New York, the rules and regulations of said Board so require.

      (12) Implementation of the State Education Law. This Extension and Amendment Agreement is intended to implement the provisions of New York State Education Law ss.305(14) and the attendant regulations of the New York State Commissioner of Education. Whereupon there shall exist any inconsistency between the BOE and the SED concerning this statutory provision, the attendant regulations of the Commissioner of Education and/or any formula(e) for reimbursement of funds, this Extension and Amendment Agreement shall be deemed amended automatically to conform to the interpretation of the SED but only for the protection of BOE interests and only at the Board of Education's option.

      (13) The Comptroller shall endorse hereon during the term of this Contract his/her certificates that there are appropriations or funds applicable thereto sufficient to pay the estimated expense to execute and operate this Contract during the respective fiscal periods.

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                                       44


      (14) As used herein, the singular shall include the plural and vice versa. As ued herein, all masculine, feminine and neuter pronouns and other gender descriptions shall be deemed synonymous and interchageable.

      (15) Fingerprint Processing and Identification Badges. The Contractor hereby agrees, consents and convenants that at the discretion of the Director, all employees of the Contractor including but not limited to principals, shareholders, stockholders, managers, dispatchers, office personnel, and mechanics, will be subject to a fingerprint check. The Contractor also, hereby agrees, consents and covenants that the costs to process fingerprints, criminal background research, other documents, and indentification badges for any of the above mentioned will not be borne by the Board of Education. Whereupon OPT assumes the responsibility to process fingerprints, criminal background research, other documents and identification badges, the Contractor agrees and convenants to be bound by rules and procedures prescribed by the Director whereby the BOE will defray the associated administrative costs.

      (16) Vacillation in the Number of Contract and/or Additional Vehicles during Extension Periods. Article XIII entitled, "INCREASE OR DECREASE IN THE NUMBER OF VEHICLES," is henceforth amended as follows:

            (a) The current Paragraph C is henceforth  redesignated as Paragraph
            D. A new Paragraph C is added immediately below the current Paragraph B. The new paragraph shall reads as follows:

                  "C. Increases and/or Decrease in the Number of Vehicles during Extension Periods. The Board and the Contractor do hereby stipulate and agree that the number of vehicles required to serve pupil population transportation needs may change often during each school year due to changes in pupil population, default or voluntary surrender of a Contract or changes in policy or directives adopted by the BOE, the City of New York, the State Education Department and/or Financial Control Board, over the term of an Extension Agreement. This provision does not apply to the summer months when vehicles may be decreased as much as necessary. For Summer School Transportation services vehicles will be offered by item beginning with the contractor that quoted the lowest daily rate per vehicle under Contract Serial Nos. 4515, 4516, 4894, 4952 and 7164. If
                  additional vehicles are then needed vehicles will be offered by item beginning with the contractor who quoted the lowest daily rate per vehicle under Contract Serial Nos. 0070, 8108, 8805, 8891, 9325 and 7165.

                  "If the Director eliminates any vehicle(s) from the number originally awarded to the Contractor and later offers again a vehicle(s) of the same type(s) and geographical service area(s) due to any resumed need, the Contractor shall be entitled to restoration up to and including the number of vehicles of the same type(s) and geographical service area(s) originally awarded pursuant to the procedures specified above in Paragraph B.

                  "The Director shall offer any 'additional' vehicle(s) first to the contractor with the lowest 'current' weighted average daily rate per vehicle and the daily rate per escort in the relevant contractual item, pursuant to the procedures specified above in Paragraph B. Additional vehicles will be offered first to the Contractor will the lowest current daily weighted average plus the daily rate per escort. The ranking will include both those contractors who are under an extension agreement and those contractors who are under the terms of Contracts for similar work.

                  "The term 'lowest weighted average daily rate per vehicle,' plus the daily rate per escort, which is used to determine the order in which contractors are affected by both the decrease provisions of Paragraph A and the increase provisions of Paragraph B concerning both original vehicles and all additional vehicles, shall reflect the current rates paid by the Board of Education at the time of an offer.

                  "If the Director shall eliminate any 'additional' vehicles at the outset of service in any given September and thereafter restore such vehicles by not later than October 15th of the same school year, the Director shall award such restored additional vehicles to the contractor(s) from whom they were previously taken.

                  "Anything in the previous ARTICLE XIII and/or elsewhere in the Contract to the contrary notwithstanding, the Board of Education shall not reduce the number of 'additional' vehicles held by the Contractor as of June 30th each extension year during the period of this Extension and Eleventh Amendment Agreement, except in instances of decreases of student population affecting the Contractor's geographical service area(s) and/or type(s) of vehicle(s). With respect to this
                  ARTICLE XIII and all other applicable aspects of the Contract, the BOE shall have the sole and absolute discretion to fix and determine which schools students shall attend throughout the New York City School District, to determine what types of vehicles shall be appropriate to transport individual pupils, and to make findings and decisions with respect to increases and decreases of student populations in the various geographical areas of the New York City School District."

      (17) All other provisions of the Contract as amended by the 1984 Extension and Fourth Amendment Agreement, by the 1987 Extension and Fifth Amendment Agreement, by the 1990 Extension and Sixth Amendment Agreement, by the 1993 Extension and Seventh Amendment Agreement, by the 1995 Extension and Eighth Amendment, by the 1996 Supplemental Ninth Amendment Agreement, and by the 1998 Supplemental Tenth Amendment Agreement, except those provisions herein noted and revised, shall remain in full force and effect.

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